As filed with the Securities and Exchange Commission on February 4, 2013
Registration No. 333-185590

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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CALAMP CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

95-3647070
(I.R.S. Employer Identification Number)

1401 N. Rice Avenue
Oxnard, California 93030
(805) 987-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Burdiek
Chief Executive Officer
CalAmp Corp.
1401 N. Rice Avenue
Oxnard, California 93030
(805) 987-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Peter W. Wardle
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7242

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Warrants
Debt Securities
TOTAL			$75,000,000	$10,230.00(3)

(1)	There are being registered under this Registration Statement an indeterminate number of shares of common stock, preferred stock, warrants and debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $75,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

(3)	Previously paid.

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     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 4, 2013

PROSPECTUS

CalAmp Corp.

$75,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities

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     We may offer to sell common stock, preferred stock, warrants or debt securities, and we may offer and sell these securities from time to time in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

     Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

     The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, any over-allotment and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “Plan of Distribution” for more information.

     Our common stock trades on the Nasdaq Global Select Market, or NASDAQ, under the symbol “CAMP”. On February 1, 2013, the closing price of our common stock was $8.84 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED HEREIN AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS, AND IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is                     , 2013

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     The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

     This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

     This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

     You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus or free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

     The types of securities that we may offer and sell, from time to time, pursuant to this prospectus are:

  common stock;

  preferred stock;

  warrants; and

  debt securities.

     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will describe, in a prospectus supplement which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information, if applicable:

  the type and amount of securities that we propose to sell;

  the initial public offering price per share of the securities;

  the names of any underwriters, agents or dealers through or to which the securities will be sold;

  any compensation of those underwriters, agents or dealers;

  any additional risk factors applicable to the securities or our business and operations; and

  any other material information about the offering and sale of the securities.

     In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

     Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “CalAmp” and similar terms refer to CalAmp Corp., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS

     Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.

     If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations and forecasts about future events.

     These forward-looking statements include, among other things, statements relating to our plans, strategies, objectives, expectations, intentions, projections and other information regarding future performance. The words “may”, “will”, “could”, “plans”, “intends”, “seeks”, “believes”, “anticipates”, “expects”, “estimates”, “judgment”, “goal”, and variations of these words and similar expressions, are intended to identify forward-looking statements

     These forward-looking statements reflect our current views with respect to future events and financial performance and are subject to certain risks and uncertainties, including, without limitation, product demand, market growth, competitive pressures and pricing declines in our Satellite and Wireless markets, supplier constraints, manufacturing yields, the length and extent of the global economic downturn that has and may continue to adversely affect our business, and other risks and uncertainties that are set forth above and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended February 28, 2012, as well as in any future filings we may make that may be incorporated by reference herein. Such risks and uncertainties could cause actual results to differ materially from historical or anticipated results. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     For information on the documents we are incorporating by reference and how to obtain a copy, please see the “Where You Can Find More Information” section in this prospectus.

CALAMP CORP.

     We develop and market wireless technology solutions that deliver data connectivity products and services for critical networked communications and other applications. Our two business segments are Wireless DataCom, which serves commercial, industrial and government customers, and Satellite, which focuses on the North American Direct Broadcast Satellite, or DBS, market.

Wireless DataCom

     The Wireless DataCom segment provides wireless technology, products and services for industrial Machine-to-Machine, or M2M, and Mobile Resource Management, or MRM, market segments for a wide range of applications including:

  Optimizing and automating electricity distribution and ancillary utility functions;

  Facilitating communication and coordination among emergency first-responders;

  Increasing productivity and optimizing activities of mobile workforces;

  Improving management control over valuable remote and mobile assets; and

  Enabling emerging applications in a wirelessly connected world.

     We have expertise in designing and providing solutions involving various combinations of private and public (cellular infrastructure) networks, narrowband and broadband frequencies, licensed and unlicensed radio spectrum, and mobile and fixed-remote communications. Our Wireless DataCom segment is comprised of a Wireless Networks business and an MRM business, as described further below.

     Wireless Networks

     Our Wireless Networks business provides products, systems and services to industrial, utility, energy and transportation enterprises and state and local governmental entities for deployment where the ability to communicate with mobile personnel or to command and control remote assets is crucial. Our wireless technology solutions also play a strategic role in support of North American Homeland Security initiatives and global electrical grid modernization.

     Utilities, oil and gas, mining, railroad and security companies rely on our products for wireless data communications to and from outlying locations, permitting real-time monitoring, activation and control of remote equipment. Applications include remotely measuring freshwater and wastewater flows, pipeline flow monitoring for oil and gas transport, automated utility meter reading, remote internet access and perimeter monitoring. We are among the leaders in the application of wireless communications technology to Smart Grid power distribution automation for electric utilities.

     Municipal, county and state governments, public safety agencies and emergency first-responders rely on our solutions for public safety mobile communications. We design and build multi-network wireless systems that permit first-responder fire, police and Emergency Medical Services personnel to access data and communicate remotely with colleagues, dispatchers and back-office databases.

     Mobile Resource Management (MRM)

     Our MRM business addresses the need for location awareness and control of assets on the move. MRM wireless solutions typically include Global Positioning System, or GPS, location, cellular data modems and programmable events-based notification firmware as key components, allowing customers to know where and how their assets are performing, no matter where those mobile assets are located. Commercial organizations, vehicle finance providers, city and county governments, and a wide range of other enterprises rely on our products and systems to optimize delivery of services and protect valuable assets. Applications include fleet management, asset tracking, student and school bus tracking and route optimization, stolen vehicle recovery, remote asset security, remote vehicle start, and machine-to-machine communications. In addition to functioning as an OEM supplier of location and communications hardware for MRM applications, we are a total solutions provider of turn-key systems incorporating location and communications hardware, cellular airtime and Web-based remote asset management tools and interfaces.

Satellite

     The Satellite segment develops, manufactures and sells DBS outdoor customer premise equipment and whole home video networking devices for digital and high definition satellite TV reception. Our satellite products are sold primarily to EchoStar, an affiliate of Dish Network, one of the two DBS system operators in the U.S., for incorporation into complete subscription satellite television systems.

     Our DBS reception products are installed at subscriber premises to receive television programming signals transmitted from orbiting satellites. These DBS reception products consist principally of outdoor electronics that receive, process, amplify and switch satellite television signals for distribution over coaxial cable to multiple set-top boxes inside the home that can acquire, recognize and process the signal to create a picture.

Corporate Information

     We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1401 N. Rice Avenue, Oxnard, California 93030, and our telephone number is (805) 987-9000. Our website is www.calamp.com. Except for the documents incorporated by reference in this prospectus as described under the heading “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference and do not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.

USE OF PROCEEDS

     We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus. Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for pursuing business opportunities, including the recently announced definitive agreement to acquire the operations of Wireless Matrix Corporation, or Wireless Matrix, and possibly other acquisitions, and for other general corporate purposes including working capital, capital expenditures, stock repurchases and the repayment of debt. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine Months Ended	Year Ended
	November 24, 2012	February 25, 2012	February 26, 2011	February 27, 2010	February 28, 2009	March 1, 2008
Ratio of earnings to fixed charges	17.2x	4.0x	—	—	—	—

     We compute the ratio of earnings to fixed charges by dividing (i) earnings, which consists of income from continuing operations before income taxes plus fixed charges, by (ii) fixed charges, which consist of interest expense, amortization of debt issue costs and discount, and the estimated interest component of rent. The ratio of earnings to fixed charges was less than 1:1 for the years ended February 26, 2011, February 27, 2010, February 28, 2009 and March 1, 2008. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $3.5 million, $12.2 million, $45.9 million and $103.3 million in pre-tax earnings in 2011, 2010, 2009 and 2008, respectively.

     Because we have not issued any preferred stock to date, the ratio of earnings to fixed charges and preferred stock dividend requirements is identical to the ratio shown above.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information is presented to give effect to the estimated effects of the pending acquisition of Wireless Matrix by CalAmp, or the Acquisition, as announced on December 20, 2012, expected to be financed in substantial part by the proceeds from a new bank term loan and the issuance of certain shares of common stock covered by the registration statement of which this prospectus forms a part.

     The following unaudited pro forma condensed combined balance sheet as of November 30, 2012 and unaudited pro forma condensed combined statement of operations for the nine months ended November 30, 2012 are based on the historical unaudited financial statements of CalAmp (which are available in CalAmp’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2012 that was previously filed with the SEC on December 20, 2012 and are incorporated herein by reference) and the historical unaudited consolidated financial statements of Wireless Matrix that have been prepared in accordance with International Financial Reporting Standards, or IFRS, and which have been reconciled to U.S. generally accepted accounting principles, or U.S. GAAP, and are set forth elsewhere in this prospectus. The following unaudited pro forma condensed combined statement of operations for the fiscal year ended February 28, 2012 is based on the historical audited financial statements of CalAmp (which are available in CalAmp’s Annual Report on Form 10-K that was previously filed with the SEC on April 26, 2012 and are incorporated herein by reference) and the historical audited IFRS consolidated financial statements of Wireless Matrix for the fiscal year ended April 30, 2012 which have been reconciled to U.S. GAAP and are set forth elsewhere in this prospectus. The Acquisition has been accounted for as a business purchase combination using the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations,” and after applying the pro forma assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combined financial information.

     All pro forma adjustments are based on preliminary estimates and assumptions that management believes are reasonable in the circumstances, and will be subject to revision upon finalization of the purchase accounting for the Acquisition. Once CalAmp has completed the valuation studies necessary to finalize the required purchase price allocation in connection with the Acquisition, the unaudited pro forma combined financial information will be subject to adjustment. Such adjustments will likely result in changes to the unaudited pro forma combined balance sheet and the unaudited pro forma combined statements of operations to reflect, among other things, the final allocation of the purchase price. There can be no assurance that such changes will not be material.

     The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2012 and the nine months ended November 30, 2012 assumes the Acquisition occurred on March 1, 2011. The unaudited pro forma condensed combined balance sheet as of November 30, 2012 assumes the Acquisition occurred on November 30, 2012. The unaudited pro forma condensed combined financial information has been prepared by CalAmp management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations that would have been realized had the Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated condensed consolidated financial position or future results of operations that the combined entity will experience after the Acquisition is consummated. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not include any adjustments for the estimated effects of any actions that may be taken by CalAmp following the completion of the Acquisition, such as in conjunction with carrying out CalAmp’s integration plans related to Wireless Matrix or realizing anticipated cost savings from synergies. As a result, the actual amounts recorded in the post-Acquisition consolidated financial statements of CalAmp will differ from the amounts reflected in the accompanying unaudited pro forma financial statements, and the differences may be material.

     Certain financial information of Wireless Matrix as presented in its historical financial statements, that are included elsewhere in this Form S-3, has been reclassified to conform to the historical presentation in CalAmp’s consolidated financial statements for purposes of the preparation of the unaudited pro forma condensed combined financial information. This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the historical consolidated financial statements and related notes of CalAmp contained in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by CalAmp with the SEC and which are incorporated herein by reference and the historical consolidated financial statements and related notes of Wireless Matrix that are included elsewhere in this prospectus.

CalAmp Corp.
Pro Forma Condensed Combined Balance Sheet (Unaudited)
November 30, 2012
(In thousands)

	Historical
		Wireless
	CalAmp	Matrix (A)	U.S. GAAP		Pro Forma		Pro Forma
	Corp.	(IFRS Basis)	Adjustments		Adjustments		Total
Assets
Current assets:
Cash and cash equivalents	$13,560	$6,127			$15,000	(D)	$13,987
					(2,200)	(E)
					35,000	(F)
					(53,000)	(G)
					(500)	(H)
Accounts receivable, net	20,867	3,940					24,807
Inventories, net	13,237	425					13,662
Deferred income tax assets	6,459	-					6,459
Prepaid expenses and other current assets	3,371	1,954			(1,185)	(I)	4,140
Total current assets	57,494	12,446	-		(6,885)		63,055

Property, equipment and improvements, net	2,614	1,113	9,030	(B)	(9,030)	(J)	3,727
Deferred income tax assets, less current portion	5,378	-					5,378
Goodwill	1,112	4,707			(4,707)	(K)	18,433
					17,321	(L)

Other intangible assets, net	5,079	12,111	(9,030)	(B)	(3,081)	(K)	31,579
					26,500	(M)
Other assets	905	1,290			(749)	(I)	1,446
	$72,582	$31,667	$-		$19,369		$123,618

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2,539	$-			$3,000	(D)	$4,339
					(1,200)	(E)
Accounts payable	13,046	358					13,404
Accrued payroll and employee benefits	4,254	1,291			1,000	(N)	6,545
Other accrued liabilities	3,048	1,087					4,135
Deferred revenue	5,794	1,457			(1,457)	(I)	5,794
Total current liabilities	28,681	4,193	-		1,343		34,217

Long-term debt, less current portion	2,796	-			12,000	(D)	13,796
					(1,000)	(E)
Other non-current liabilities	1,770	924			(924)	(I)	1,770

Stockholders' equity:
Paid-in capital	157,134	133,812			(133,812)	(O)	192,134
					35,000	(F)

Accumulated deficit	(117,734)	(107,186)	(630)	(C)	107,816	(O)	(118,234)
					(500)	(H)

Accumulated other comprehensive loss	(65)	(76)	630	(C)	(554)	(O)	(65)
Total stockholders' equity	39,335	26,550	-		7,950		73,835
	$72,582	$31,667	$-		$19,369		$123,618

CalAmp Corp.
Notes to Pro Forma Condensed Combined Balance Sheet (Unaudited)
(In U.S. Dollars)
(In thousands)

(A)	The amounts shown for Wireless Matrix are the historical amounts as of November 30, 2012 presented on the basis of International Financial Reporting Standards (IFRS).

(B)	To reclass the carrying amount of Wireless Matrix's internal use software from intangible assets, where it had been classified under the IFRS basis of accounting, to property, equipment and improvements for U.S. GAAP purposes	$9,030

(C)	To reinstate for U.S. GAAP purposes the cumulative translation account balance of Wireless Matrix that had been eliminated upon the adoption of the IFRS basis of accounting effective May 1, 2010	$630

(D)	To record estimated proceeds of new bank term loan to fund part of the Wireless Matrix purchase price:
	Current portion	$3,000
	Noncurrent portion	12,000
	Total estimated proceeds from new bank term loan	$15,000

(E)	To reflect payoff of existing bank term loan:
	Current portion	$1,200
	Noncurrent portion	1,000
	Total payoff of existing bank term loan	$2,200

(F)	To record estimated net proceeds from sale of common stock to fund part of
	the Wireless Matrix purchase price	$35,000

(G)	To reflect the Wireless Matrix purchase price paid in cash	$53,000

(H)	To reflect cash paid for direct acquisition expenses	$500

(I)	To eliminate Wireless Matrix's historical deferred revenue and deferred cost balances. (1)

(J)	To remove from property, equipment and improvements the carrying amount of Wireless Matrix's internal use software, which will be valued as part of the Acquired Developed Technology intangible asset in the purchase price allocation per (P) below	$9,030

(K)	To eliminate Wireless Matrix's historical goodwill and intangible asset balances.

(L)	To reflect as goodwill the excess of cost over the fair value of assets acquired and liabilities assumed (see computation at (P) below)		$17,321

(M)	To record the estimated identifiable intangible assets arising from the acquisition of Wireless Matrix based on the preliminary purchase price allocation:
	Customer relationships		$16,000
	Acquired developed technology		10,000
	Trademarks		500
			$26,500

(N)	To accrue for estimated integration expenses of the Wireless Matrix Acquisition		$1,000

(O)	To eliminate historical equity balances of Wireless Matrix.

(P)	The Company has not yet obtained all information required to complete the purchase price allocation related to the Wireless Matrix acquisition. Following is a preliminary purchase price allocation assuming the Wireless Matrix acquisition was consummated as of November 30, 2012:

	Purchase consideration:
	Total purchase price in cash		$53,000
	Estimated cash acquired		(6,127)
	Total purchase consideration net of cash acquired		46,873

	Fair value of assets acquired and liabilities assumed:
	Current assets (excluding acquired cash)		5,134
	Property and equipment		1,113
	Intangible assets:
	Customer relationships	$16,000
	Acquired developed technology	10,000
	Trademarks	500
	Total intangible assets		26,500
	Other non-current assets		541
	Liabilities (including (N) above)		(3,736)
	Total fair value of net assets acquired		29,552

	Goodwill		$17,321

	Explanatory comment:
	(1) Upon consummating the acquisition, CalAmp expects that no fair value will be assigned to Wireless Matrix's deferred product revenue and deferred product cost amounts in the purchase price allocation.

CalAmp Corp.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
Year Ended February 28, 2012
(In U.S. Dollars)
(In thousands except per share amounts)

Historical
Wireless
CalAmp	Matrix (A)	U.S. GAAP	Pro Forma	Pro Forma
Corp.	(IFRS)	Adjustments	Adjustments	Total
Revenues:
Product sales	$126,640	$7,316	$(1,225)	(C)	$126,825
(4,134)	(D)
(1,772)	(E)
Service revenues	12,088	26,014	38,102
138,728	33,330	-	(7,131)	164,927
Cost of revenues:
Cost of product sales	90,546	5,999	(723)	(C)	91,430
(3,192)	(D)
(1,200)	(E)
Cost of service revenues	6,163	6,753	12,916
96,709	12,752	-	(5,115)	104,346

Gross profit	42,019	20,578	-	(2,016)	60,581

Operating expenses:
Research and development	11,328	3,369	14,697
Selling	11,060	6,147	17,207
General and administrative	10,984	9,599	162	(B)	20,745
Intangible asset amortization	1,277	3,549	(3,549)	(F)	5,711
4,434	(G)
Total operating expenses	34,649	22,664	162	885	58,360

Operating income (loss)	7,370	(2,086)	(162)	(2,901)	2,221

Non-operating income (expense), net	(2,091)	37	(519)	(H)	(2,573)

Income (loss) before income taxes	5,279	(2,049)	(162)	(3,420)	(352)

Income tax benefit (provision)	(61)	19	(42)

Net income (loss)	$5,218	$(2,030)	$(162)	$(3,420)	$(394)

Earnings (loss) per share:
Basic	$0.19	$(0.01)
Diluted	$0.18	$(0.01)

Shares used in computing basic and
diluted earnings (loss) per share:
Basic	27,658	4,186	(I)	31,844
Diluted	28,458	31,844	(J)

CalAmp Corp.
Notes to Pro Forma Condensed Combined Statement of Operations (Unaudited)
Year Ended February 28, 2012
(In U.S. Dollars)
(In thousands except per share amounts)

(A)	The amounts shown for Wireless Matrix are the historical amounts that were extracted from Wireless Matrix's audited financial statements for the 12 months ended April 30, 2012, and are presented on an IFRS basis. Certain changes were made to align Wireless Matrix's audited financial information with CalAmp's presentation. These changes included disaggregating revenue between product sales and service-related revenue, and aggregating Wireless Matrix's reported expenses for litigation, severance, stock compensation, reorganization and depreciation into General and Administrative Expense ("G&A"). In addition, reclassifications were made from G&A to other lines of the statement of operations in order to conform the presentation of certain activities that Wireless Matrix includes in G&A with CalAmp's presentation. These reclassifications made to Wireless Matrix's historical financial information are as follows:
	Cost of sales	$1,715
	Research and development	$1,828
	Selling	$6,147
	G&A	$(9,690)

(B)	To adjust stock compensation expense for the conversion from the IFRS basis of accounting to the amount recognizable for U.S. GAAP purposes		$162

(C)	To eliminate revenue and associated cost of sales on product sales by CalAmp to Wireless Matrix (1), as follows:
	Product sales		$1,225
	Cost of sales		$723

(D)	To remove from Wireless Matrix's historical statement of operations the product revenue and product cost recognized from the amortization of deferred revenue and deferred costs associated with hardware sales (2), as follows:
	Product sales		$4,134
	Cost of sales		$3,192

(E)	To adjust Wireless Matrix's product revenue and cost of revenue to defer revenue and cost recognition on hardware shipments over the associated service contract period (3), as follows:
	Product sales		$1,772
	Cost of sales		$1,200

(F)	To remove Wireless Matrix's historical intangible asset amortization expense.

		Intangible
		Asset	Life	Amort.
(G)	To record intangible asset amortization expense for the 12 month period, as follows:	Amount	(Yrs.)	Expense
	Customer relationships	$16,000	6	$2,667
	Acquired developed technology	$10,000	6	1,667
	Trademarks	$500	5	100
				$4,434

		Debt
(H)	To record amortization of debt issue costs and interest expense on new incremental	Issue Cost	Life	Interest
	borrowings to fund part of the Wireless Matrix purchase price:	Amount	(Yrs.)	Expense
	Debt issue costs	$225	5	$45
	Interest expense on incremental bank debt of $12,800 (4)			474
				$519

(I)	To reflect in outstanding shares for basic and fully diluted earnings per share the estimated number of shares to be issued in the planned sale of common stock to partially fund the Wireless Matrix purchase price, assuming $37,000 gross proceeds at $8.84 per share based on the closing price on February 1, 2013	4,186	shares

(J)	Because of the net loss on a pro forma combined basis, the diluted shares are equal to the number of shares for basic EPS because inclusion of potentially dilutive securities would be antidilutive.

	Explanatory comments:
	(1) Starting in fiscal 2012, Wireless Matrix began buying wireless tracking devices from CalAmp. These sales and cost of sales amounts must be eliminated in the pro forma combination of the two companies.

	(2) Upon consummating the acquisition, CalAmp expects that no fair value will be assigned to Wireless Matrix's deferred product revenue and deferred product cost amounts in the purchase price allocation. Consequently, these adjustments are made to eliminate that portion of product revenue and product cost that is attributable to amortization of these historical deferred revenue and deferred cost balances.

	(3) At the beginning of its fiscal 2012, in connection with the conversion of its financial statements from Canadian generally accepted accounting principles to IFRS, Wireless Matrix began recognizing revenue on hardware shipments upon shipment of product instead of over the term of the associated service contract. These adjustments are made in order to defer the recognition of this revenue and cost of revenue over the average contract service period of 24 months.

	(4) The pro forma interest expense on the incremental bank debt assumes a fixed interest rate of 3.70% at the date of consummating the Wireless Matrix acquisition.

CalAmp Corp.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
Nine Months Ended November 30, 2012
(In U.S. Dollars)
(In thousands except per share amounts)

	Historical
		Wireless
	CalAmp	Matrix (A)	U.S. GAAP		Pro Forma		Pro Forma
	Corp.	(IFRS)	Adjustments		Adjustments		Total
Revenues:
Product sales	$126,447	$4,152			$(846)	(C)	$127,101
					(1,031)	(D)
					(1,621)	(E)
Service revenues	5,741	19,562					25,303
	132,188	23,714	-		(3,498)		152,404
Cost of revenues:
Cost of product sales	86,678	3,342			(529)	(C)	87,555
					(750)	(D)
					(1,186)	(E)
Cost of service revenues	3,667	4,862					8,529
	90,345	8,204	-		(2,465)		96,084

Gross profit	41,843	15,510	-		(1,033)		56,320

Operating expenses:
Research and development	10,393	3,341					13,734
Selling	8,963	4,951					13,914
General and administrative	8,849	6,598	4	(B)			15,451
Intangible asset amortization	1,267	3,106			(3,106)	(F)	4,592
					3,325	(G)
Total operating expenses	29,472	17,996	4		219		47,691

Operating income (loss)	12,371	(2,486)	(4)		(1,252)		8,629

Non-operating income (expense), net	(330)	7			(389)	(H)	(712)

Income (loss) before income taxes	12,041	(2,479)	(4)		(1,641)		7,917

Income tax provision	(45)	(4)					(49)

Net income (loss)	$11,996	$(2,483)	$(4)		$(1,641)		$7,868

Earnings per share:
Basic	$0.42						$0.24
Diluted	$0.40						$0.23

Shares used in computing basic and
diluted earnings per share:
Basic	28,537				4,186	(I)	32,723
Diluted	29,684				4,186	(I)	33,870

CalAmp Corp.
Notes to Pro Forma Condensed Combined Statement of Operations (Unaudited)
Nine Months Ended November 30, 2012
(In U.S. Dollars)
(In thousands except per share amounts)

(A)	The amounts shown for Wireless Matrix are the historical amounts that were extracted from Wireless Matrix's financial statements for the nine months ended October 31, 2012, and are presented on an IFRS basis. Wireless Matrix's three-month period ended April 30, 2012 is included in the pro forma condensed combined statements of operations for both the annual and the nine-month interim periods. Wireless Matrix had revenues and a net loss of $8,883 and ($187), respectively, in this duplicated three-month period.

	In extracting the historical financial information from Wireless Matrix's financial statements, certain changes were made to align Wireless Matrix's financial information with CalAmp's presentation. These changes included disaggregating revenue between product sales and service-related revenue, and aggregating Wireless Matrix's reported expenses for stock compensation, reorganization and depreciation into General and Administrative Expense ("G&A"). In addition, reclassifications were made from G&A to other lines of the statement of operations in order to conform the presentation of certain activities that Wireless Matrix includes in G&A with CalAmp's presentation. These reclassifications made to Wireless Matrix's historical financial information are as follows:
	Cost of sales	$1,111
	Research and development	$1,646
	Selling	$4,951
	G&A	$(7,708)

(B)	To adjust stock compensation expense for the conversion from the IFRS basis of accounting to the amount recognizable for U.S. GAAP purposes		$4

(C)	To eliminate revenue and associated cost of sales on product sales by CalAmp to Wireless Matrix(1), as follows:
	Product sales		$846
	Cost of sales		$529

(D)	To remove from Wireless Matrix's historical statement of operations the product revenue and product cost recognized from the amortization of deferred revenue and deferred costs associated with hardware sales (2), as follows:
	Product sales		$1,031
	Cost of sales		$750

(E)	To adjust Wireless Matrix's product revenue and cost of revenue to defer revenue and cost recognition on hardware shipments over the associated service contract period (3), as follows:
	Product sales			$1,621
	Cost of sales			$1,186

(F)	To remove Wireless Matrix's historical intangible asset amortization expense.

		Intangible
(G)	To record intangible asset amortization expense for the 9 month period,	Asset	Life	Amort.
	as follows:	Amount	(Yrs.)	Expense
	Customer relationships	$16,000	6	$2,000
	Acquired developed technology	$10,000	6	1,250
	Trademarks	$500	5	75
				$3,325

(H)	To record amortization of debt issue costs and interest expense on new incremental	Debt
	borrowings to fund part of the Wireless Matrix purchase price for the nine-month	Issue Cost	Life	Interest
	interim period:	Amount	(Yrs.)	Expense
	Debt issue costs	$225	5	$34
	Interest expense on incremental bank debt of $12,800 (4)			355
				$389

(I)	To reflect in outstanding shares for basic and fully diluted earnings per share the estimated number of shares to be issued in the planned sale of common stock to partially fund the Wireless Matrix purchase price, assuming $37,000 gross proceeds at $8.84 per share based on the closing price on February 1, 2013	4,186	shares

	Explanatory comments:
	(1) Starting in fiscal 2012, Wireless Matrix began buying wireless tracking devices from CalAmp. These sales and cost of sales amounts must be eliminated in the pro forma combination of the two companies.

	(2) Upon consummating the acquisition, CalAmp expects that no fair value will be assigned to Wireless Matrix's deferred product revenue and deferred product cost amounts in the purchase price allocation. Consequently, these adjustments are made to eliminate that portion of product revenue and product cost that is attributable to amortization of these historical deferred revenue and deferred cost balances.

	(3) At the beginning of its fiscal 2012, in connection with the conversion of its financial statements from Canadian generally accepted accounting principles to IFRS, Wireless Matrix began recognizing revenue on hardware shipments upon shipment of product instead of over the term of the associated service contract. These adjustments are made in order to defer the recognition of this revenue and cost of revenue over the average contract service period of 24 months.

	(4) The pro forma interest expense on the incremental bank debt assumes a fixed interest rate of 3.70% at the date of consummating the Wireless Matrix acquisition.

DESCRIPTION OF SECURITIES

Capital Stock

     The following descriptions are summaries of the material terms of our Amended and Restated Certificate of Incorporation and Bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Amended and Restated Certificate of Incorporation and Bylaws, copies of which are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

     Our authorized capital stock consists of 83,000,000 shares, divided into 80,000,000 shares of common stock, par value $0.01 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share. As of January 30, 2013, there were 29,836,854 shares of common stock outstanding held by approximately 1,650 holders of record and no shares of preferred stock outstanding.

     Common Stock

     Dividend Rights. Subject to the preferences of any preferred stock and any other stock ranking prior to the common stock as to dividends, holders of our common stock will be entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor.

     Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters on which stockholders are entitled to vote. Holders of our common stock do not have cumulative voting rights.

     Liquidation, Dissolution and Winding-up Rights. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

     Pre-emptive and Other Rights. Our common stock has no pre-emptive, subscription or conversion rights and are not subject to further calls or assessments, or rights of redemption by us. There are no redemption or sinking fund provisions applicable to our common stock.

     Preferred Stock

     The Board has the authority to issue 3,000,000 shares of preferred stock in one or more series with dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and other rights or preferences that could be senior to those of holders of common stock without further vote or action by our stockholders.

     The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of CalAmp without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

     Anti-Takeover Provisions

     We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

       In addition, our Amended and Restated Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include:

  advance notice requirements for director nominations and other actions to be taken at stockholder meetings; and

  blank check preferred stock.

       Transfer Agent and Registrar

       The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co., LLC.

       Nasdaq Global Select Market

       Our common stock is listed on NASDAQ under the symbol “CAMP.”

Description of Other Securities

       We will set forth in the applicable prospectus supplement a description and the particular terms of any debt securities or warrants that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

       The securities being offered by this prospectus may be sold by us:

  through agents;

  to or through underwriters;

  to or through broker-dealers (acting as agent or principal);

  in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

  directly to purchasers, through a specific bidding or auction process or otherwise;

  through a combination of any such methods of sale; or

  through any other methods described in a prospectus supplement.

       The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

       Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

       If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

       If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

       We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

       Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

       Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

       Any person participating in the distribution of common stock registered under the registration statement of which this prospectus forms a part will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

       Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

EXPERTS

       SingerLewak LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended February 28, 2012, and the effectiveness of our internal control over financial reporting as of February 28, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on SingerLewak LLP’s reports, given on their authority as experts in accounting and auditing.

       Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Wireless Matrix Corporation for year ending April 30, 2012 reporting as of February 4, 2013, as set forth in their reports, which are included in this prospectus and elsewhere in the registration statement. These financial statements are included in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

       In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

       We file electronically with the SEC our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information. We make available on or through our website, www.calamp.com, free of charge, copies of these filings as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The information on our website is not incorporated by reference into this prospectus. You can also request copies of such documents by contacting our Corporate Secretary at 1401 N. Rice Avenue, Oxnard, California 93030. You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 (800) SEC-0330.

       The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like CalAmp, that file electronically with the SEC. The address of that site is www.sec.gov. Unless specifically listed below under “Incorporation of Certain Documents by Reference” the information contained on the SEC website is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

       We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

  our Annual Report on Form 10-K for the fiscal year ended February 28, 2012;

  our Quarterly Reports on Form 10-Q for the quarters ended May 31, 2012, August 31, 2012 and November 30, 2012;

  our Current Reports on Form 8-K filed with the SEC on March 5, 2012, May 11, 2012 (excluding Item 7.01), August 2, 2012, August 2, 2012, August 14, 2012, December 20, 2012 (excluding Item 2.02) and December 26, 2012;

  the description of our common stock contained in our registration statement on Form S-1/A filed with the SEC on March 25, 1993, including any amendment or report filed for the purpose of updating that description; and

  our Definitive Proxy Statement on Schedule 14A filed on June 14, 2012.

       We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities registered under the registration statement of which this prospectus forms a part. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished to the SEC under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K, unless otherwise specified in such current report or in a particular prospectus supplement.

       You may obtain copies of any of these filings through CalAmp, through the SEC or through the SEC’s Internet website, each as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, as described above.

       THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

INDEX TO FINANCIAL STATEMENTS

WIRELESS MATRIX CORPORATION AND SUBSIDIARY
Management’s Responsibility for Financial Reporting	F-2
Independent Auditors’ Report	F-3
Consolidated Statements of Financial Position as of April 30, 2012 and 2011 and May 1, 2010	F-4
Consolidated Statements of Loss and Comprehensive Loss for the years ended April 30, 2012 and 2011	F-5
Consolidated Statements of Cash Flows for the years ended April 30, 2012 and 2011	F-6
Consolidated Statement of Shareholders’ Equity for the years ended April 30, 2012 and 2011	F-7
Notes to the Consolidated Financial Statements	F-8
Interim Financial Statements (Unaudited):
Interim Consolidated Statements of Financial Position as of October 31, 2012 and
April 30, 2012 (Unaudited)	F-49
Interim Consolidated Statements of Loss and Comprehensive Loss for the three and
six months ended October 31, 2012 and 2011 (Unaudited)	F-50
Interim Consolidated Statements of Cash Flows for the for the three and
six months ended October 31, 2012 and 2011 (Unaudited)	F-51
Interim Consolidated Statement of Shareholders’ Equity for the six months ended
October 31, 2012 and 2011 (Unaudited)	F-52
Notes to the Interim Consolidated Financial Statements (Unaudited)	F-53

F-1

Management’s Responsibility for Financial Reporting

To the Shareholders of Wireless Matrix Corporation (the “Corporation”)

The accompanying consolidated financial statements of Wireless Matrix Corporation are the responsibility of management of the Corporation. The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, outlined in the notes to the consolidated financial statements, and include estimates that are based on management’s best judgment. Information contained elsewhere in the annual report is consistent with that contained in the consolidated financial statements.

Management believes the Corporation maintains appropriate systems of internal controls designed to provide reasonable assurance that all transactions are appropriately authorized, assets are safeguarded and financial records are properly maintained to provide reliable information for the preparation of the consolidated financial statements.

The Audit Committee of the Board of Directors, which is comprised of a majority of directors who are not employees of the Corporation, has reviewed the consolidated financial statements with management and Ernst & Young LLP. The Board of Directors approved the consolidated financial statements on the recommendation of the Audit Committee.

Zalena Khan
Acting Chief Financial Officer

February 4, 2013

WIRELESS MATRIX 2012 ANNUAL REPORT | F-2

Report of Independent Registered Public Accounting Firm

The Board of Directors of Wireless Matrix Corporation

We have audited the accompanying consolidated statement of financial positions of Wireless Matrix Corporation as of April 30, 2012 and 2011, and May 1, 2010 and the related consolidated statements of loss and comprehensive income, changes in shareholders' equity and cash flows for the years ended April 30, 2012 and 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wireless Matrix Corporation at April 30, 2012 and 2011 and May 1, 2010, and the consolidated results of its operations and its cash flows for each of the two years in the period ended April 30, 2012, in conformity with International Financial Reporting Standards.

Toronto, Canada	/s/ ERNST & YOUNG LLP
4 February 2013	Chartered Accountants
Licensed Public Accountants

WIRELESS MATRIX 2012 ANNUAL REPORT | F-3

Consolidated Statements of Financial Position
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

	Notes	2012	2011	May 1, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	15	$8,781	$11,982	$14,018
Accounts receivable, net of allowance for doubtful accounts	15	3,878	4,863	5,895
Lease receivable, net of allowance for doubtful accounts	15	302	8	-
Inventories	6	346	275	2,497
Prepaid expenses and other assets		724	1,165	1,185
Deferred product costs	8	1,398	2,586	5,382
		15,429	20,879	28,977
NON-CURRENT ASSETS
Lease receivable, net of allowance for doubtful accounts	15	394	7	-
Prepaid expenses and other assets		80	153	654
Deferred product costs	8	1,406	2,802	4,100
Property and equipment, net of accumulated depreciation	7	1,399	1,938	2,065
Goodwill	9	4,707	4,707	4,707
Intangible assets, net of accumulated amortization	9	13,367	10,324	9,026
TOTAL ASSETS		$36,782	$40,810	$49,529
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	15	$1,373	$1,522	$2,073
Accrued liabilities	15	2,654	2,134	2,610
Provisions	16	501	354	314
Deferred product revenue	8	1,771	3,515	6,906
Finance lease obligations	13,15	-	8	32
		6,299	7,533	11,935
NON-CURRENT LIABILITIES
Deferred product revenue	8	1,736	3,369	5,074
Finance lease obligations	13,15	-	-	33
TOTAL LIABILITIES		8,035	10,902	17,042
SHAREHOLDERS’ EQUITY
Common shares	11	130,053	129,364	128,795
Contributed surplus	11	3,670	3,474	3,216
Foreign currency translation reserve		(74)	(58)	-
Deficit		(104,902)	(102,872)	(99,524)
TOTAL SHAREHOLDERS’ EQUITY		28,747	29,908	32,487
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$36,782	$40,810	$49,529

See accompanying notes

WIRELESS MATRIX 2012 ANNUAL REPORT | F-4

Consolidated Statements of Loss and Comprehensive Loss

Wireless Matrix Corporation
Year ended April 30
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

	Notes	2012	2011
Revenue	5,14,15	$33,330	$34,686
Cost of sales, excluding depreciation, amortization and share-based compensation	6,13,16	11,037	12,716
General and administrative expenses	13, 18	16,562	14,507
Research and development expenses	9, 18	1,541	2,753
Litigation related expenses and settlements	16	1,141	-
Severance expenses		586	-
Share-based compensation	11, 18	220	577
Corporate reorganization costs	16	(99)	3,746
Depreciation of property and equipment	7	787	780
Impairment loss on property and equipment	9	92	27
Amortization of intangible assets	9	3,549	3,035
Finance income, net of foreign exchange gain		(37)	(50)
Loss before income taxes		(2,049)	(3,405)
Income tax recovery	20	(19)	(57)
Net loss for the year		(2,030)	(3,348)
Exchange differences on translation of foreign operations		16	58
Net loss and comprehensive loss for the year		$(2,046)	$(3,406)
Basic and diluted loss per share		$($0.02)	$($0.04)
Weighted average number of common shares outstanding – basic		83,925,229	83,028,456
Weighted average number of common shares outstanding – diluted		83,925,229	83,028,456

See accompanying notes

WIRELESS MATRIX 2012 ANNUAL REPORT | F-5

Consolidated Statements of Cash Flows

Wireless Matrix Corporation
Year ended April 30
Expressed in thousands of U.S. Dollars

	Notes	2012	2011
OPERATING ACTIVITIES
Net loss for the year		$(2,030)	$(3,348)
Non-cash items:
Depreciation of property and equipment	7	787	780
Amortization of intangible assets	9	3,549	3,035
Share-based compensation	11	220	577
Loss on disposal of property and equipment & intangible assets	7, 9	-	165
Impairment on property and equipment	7	92	177
Finance charges, net		(20)	(29)
Foreign exchange gain		(17)	(21)
Changes in:
Accounts receivable		985	1,032
Lease receivable		(681)	15
Inventories		(71)	2,222
Deferred product costs		2,584	4,094
Prepaid expenses and other assets		514	521
Accounts payable and accrued liabilities		371	(1,027)
Provisions		147	40
Deferred product revenue		(3,377)	(5,096)
Interest paid		(8)	(8)
Interest received		28	37
Cash flows provided by operating activities		3,073	3,166
FINANCING ACTIVITIES
Repurchase of common stock	11	(35)	-
Proceeds from exercise of stock options	11	125	250
Payments under finance leases		(8)	(57)
Cash flows provided by financing activities		82	193
INVESTING ACTIVITIES
Purchase of property and equipment	7	(364)	(845)
Proceeds from sale of property and equipment	7	-	27
Capitalization of intangible assets	9	(4,219)	(4,510)
Business acquisition	17	(1,772)	-
Cash flows used in investing activities		(6,355)	(5,328)
Foreign exchange effect on cash and cash equivalents		(1)	(67)
Net decrease in cash and cash equivalents during the year		(3,201)	(2,036)
Cash and cash equivalents, beginning of year		11,982	14,018
Cash and cash equivalents, end of year		$8,781	$11,982

See accompanying notes

WIRELESS MATRIX 2012 ANNUAL REPORT | F-6

Consolidated Statement of Shareholders’ Equity

Wireless Matrix Corporation
Years ended April 30
Expressed in thousands of U.S. Dollars

					Foreign
					currency		Total
				Contributed	translation		shareholders’
	Notes	Common shares		surplus	reserve	Deficit	equity
Balance, April 30, 2011		83,348,264	$129,364	$3,474	($58)	($102,872)	$29,908
Repurchase of common shares	11	(48,500)	(75)	40	-	-	(35)
Issuance of common stock	11	710,043	575	-	-	-	575
Share-based compensation	11	-	-	220	-	-	220
Exercise of stock options	11	177,561	189	(64)	-	-	125
Foreign currency translation loss on
conversion to reporting currency	3	-	-	-	(16)	-	(16)
Net loss for the year		-	-	-	-	(2,030)	(2,030)
Balance, April 30, 2012		84,187,368	$130,053	$3,670	($74)	($104,902)	$28,747

See accompanying notes

					Foreign
					currency		Total
				Contributed	translation		shareholders’
	Notes	Common shares		surplus	reserve	Deficit	equity
Balance, May 1, 2010		82,656,027	$128,795	$3,216	-	($99,524)	$32,487
Share-based compensation	11	-	-	577	-	-	577
Exercise of stock options	11	692,237	569	(319)	-	-	250
Foreign currency translation loss on
conversion to reporting currency	3	-	-	-	(58)	-	(58)
Net loss for the year		-	-	-	-	(3,348)	(3,348)
Balance, April 30, 2011		83,348,264	$129,364	$3,474	($58)	($102,872)	$29,908

See accompanying notes.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-7

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

1. BUSINESS DESCRIPTION

Wireless Matrix Corporation (“Wireless Matrix”, the “Corporation”, “us”, “we” or “our”) provides software solutions to improve service fleet delivery metrics. The Corporation is a publicly traded company on the Toronto Stock Exchange (TSX: WRX), incorporated in Delaware. The Corporation’s headquarters is 13645 Dulles Technology Drive, Herndon, Virginia, 20171.

Our solutions provide location intelligence for managing, measuring and monitoring service execution. The Wireless Matrix solution suite includes FleetOutlook®, a web-based platform providing fleet operators complete visibility of their operations enabled by vehicle-mounted wireless data communication services and devices.

2. STATEMENT OF COMPLIANCE

The consolidated financial statements of the Corporation have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The Corporation’s financial statements for the year ended April 30, 2012 are the first annual financial statements that comply with IFRS. The Corporation’s transition date to IFRS was May 1, 2010 (“Transition Date”). The Corporation prepared its opening IFRS statement of financial position as at that date. The Corporation’s IFRS adoption date is May 1, 2011 (“Changeover date” or “Adoption date”).

The Corporation’s consolidated financial statements were prepared in accordance with Canadian generally accepted accounting principles (“CGAAP”) until April 30, 2011. CGAAP differs in some areas from IFRS. In preparing these consolidated financial statements in accordance with IFRS 1, First-time Adoption of International Financial Reporting Standards (“IFRS 1”), the Corporation has applied mandatory exceptions and certain optional exemptions from the full retrospective application of IFRS. The comparative figures in respect of fiscal year 2011 were restated to reflect these adjustments. Reconciliations and descriptions of the effect of the transition from CGAAP to IFRS on the Corporation’s equity and profit and cash flows are provided in note 21.

These consolidated financial statements of the Corporation were approved by the Audit Committee of the Board of Directors and authorized for issue on February 4, 2013.

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared on a historical cost basis. The detailed accounting policies set out below have been applied consistently for all periods presented in these consolidated financial statements and in preparing the opening IFRS statement of financial position as at May 1, 2010 (subject to certain exceptions allowed by IFRS 1 for the purpose of the transition to IFRS).

All amounts are expressed in U.S. dollars (unless otherwise specified), rounded to the nearest thousand.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-8

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Basis of consolidation

The consolidated financial statements include the accounts of Wireless Matrix and those of its wholly owned subsidiary, Wireless Matrix USA, Inc. Inter-company transactions and balances have been eliminated on consolidation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid investments subject to minimal risk of changes in value and which have original maturities of three months or less at the date of purchase.

Changes in the fair value of our cash and cash equivalents are included in interest income each period. Cash and cash equivalents are designated as held-for-trading, which are measured at fair value.

Financial instruments

The Corporation classifies our financial assets and liabilities into the following categories:

  Loans and receivables
  Other financial liabilities
  Held-for-trading

The Corporation has not classified any financial instruments as available-for-sale or fair value through profit or loss. Appropriate classification of financial assets and liabilities is determined at the time of initial recognition or when reclassified on the consolidated statements of financial position. Cash and cash equivalents are classified as held-for-trading.

Loans and receivables
Loans and receivables include originated and purchased non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Assets in this category include trade receivables and lease receivables. Loans and receivables are initially recognized at fair value plus transaction costs. They are subsequently measured at amortized cost using the effective interest rate method less any impairment. Receivables are reduced by provisions for estimated bad debts.

Other financial liabilities
Other financial liabilities include accounts payable, accrued liabilities, finance lease obligations and secured credit facility, which are measured at amortized cost using the effective interest rate method.

Impairment of financial assets

The Corporation assesses at each reporting date whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that have occurred after the initial recognition of the asset (an incurred ‘loss event’) and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the customer or a group of customers are experiencing significant financial difficulty, the probability that they will enter bankruptcy or other financial reorganization and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-9

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Inventories

Inventories of components and finished goods are valued at the lower of cost or net realizable value. Cost for all categories is determined on a first-in, first-out basis. When there is a significant change in economic circumstances, inventory that has been previously written down below cost is written back up provided the reversal does not exceed original cost.

Net realizable value is the estimated selling price in the ordinary course of business, and the estimated costs necessary to make the sale.

Property and equipment

Property and equipment comprises computer equipment, office furniture and fittings, data center equipment and other assets. Wireless Matrix has chosen to use the cost model for all classes of property and equipment at the Transition Date. Property and lease equipment are stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. The carrying values of items in property and equipment are reviewed annually for impairment or when events or changes in circumstances indicate the carrying value may not be recovered. If any such indication exists the assets are written down to their recoverable amount. Parts of property and equipment that have a different useful life are accounted for as separate items of property and equipment.

Property and equipment are recorded at cost. Depreciation is provided on a basis and at rates designed to depreciate the cost of the assets over their estimated useful lives and begins when the asset is ready for use. Depreciation is recorded on a straight-line basis and is recognized over the periods as indicated below:

Computer equipment	4 years
Office furniture, equipment and leasehold improvements	4 years
Manufacturing tools and equipment	5 years

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is its fair value as at the date of acquisition. Purchased intangible assets consist of software technology (including a portfolio of patents), customer contracts and non-contract customer relationships, and marketing related assets such as trademarks and internet domain names.

Research costs are expensed as incurred. Development expenditures, on an individual project, are recognized as an intangible asset when the Corporation can demonstrate:

  The technical feasibility of completing the intangible asset so that it will be available for use or sale
  Its intention to complete and its ability to use or sell the asset
  How the asset will generate future economic benefits
  The availability of resources to complete the asset
  The ability to measure reliably the expenditure during development

WIRELESS MATRIX 2012 ANNUAL REPORT | F-10

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Amortization is provided on a basis and at rates designed to amortize the cost of the assets over their estimated useful lives and begins when the asset is ready for use. Amortization is recorded on a straight-line basis and is recognized over the periods as indicated below:

Computer software	4 years
Internal systems and development costs	5 years
Technology and intellectual property, including trademarks	5 years
Customer contracts and relationships	7 years

Impairment of long-lived assets

When events or circumstances indicate potential impairment of long-lived assets, these long-lived assets are written down to their fair value if the net carrying amount of the asset exceeds the net recoverable amount, calculated as the sum of the undiscounted cash flows related to the asset.

The impairment test consists of the comparison of the fair value of the long-lived assets with their carrying value. The fair value is calculated based on one or more fair value measures including present value techniques of estimated future cash flows and estimated amounts at which the long-lived asset could be bought or sold in a current transaction between willing parties.

If the carrying amount of the long-lived asset exceeds the fair value, an impairment loss equal to the excess is recorded in net loss for the year.

A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the consolidated statements of loss and comprehensive loss unless the asset is carried at a revalued amount, in which case the reversal is treated as a revaluation increase.

Goodwill

Goodwill represents the excess of the cost of business acquisitions over the fair value of related net identifiable tangible and intangible assets acquired. Goodwill is tested for impairment on an annual basis or more frequently if events or changes in circumstances indicate that it might be impaired.

Impairment is determined for goodwill by assessing the recoverable amount of the cash-generating unit (“CGU”) to which the goodwill relates. Where the recoverable amount of the CGU is less than its carrying amount, an impairment loss is recognized.

Revenue recognition

Wireless Matrix recognizes revenue when the price is fixed and determinable, persuasive evidence of an agreement exists, the obligations under any such agreement are fulfilled and collectability is probable.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-11

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Wireless Matrix’s revenues are comprised of monthly service fees which are recognized when the application, wireless and satellite services are performed. Proprietary hardware product sales enabling a vehicle to utilize the communications and/or application services, their associated upfront activation fees and product costs are deferred and recognized rateably over the minimum service contract period, which can be up to five years. Revenues for non-proprietary equipment, navigation perpetual licensing fees and sales are recognized upon shipment. The Corporation’s revenue arrangements may contain multiple elements. For arrangements involving multiple elements, the Corporation allocates revenue to each component of the arrangement using the relative selling price method. The allocated portion of the arrangement which is undelivered is then deferred.

Share-based compensation

Wireless Matrix has an employee stock option plan that is described in note 11. The Corporation accounts for share-based awards which require the Corporation to measure and recognize compensation expense for all share-based payment awards made to employees and directors based on estimated fair values.

The fair value of share-based payments is determined using the Black-Scholes option pricing model, which is affected by the Corporation’s share price as well as assumptions regarding a number of variables on the date of grant. Forfeitures for the share-based awards are estimated on the grant date and revised if the actual forfeitures differ from previous estimates. Employee share-based payments are expensed using the straight-line method over the period in which services are provided. The offsetting entry to the share-based payment expense is an increase to contributed surplus by an amount equal to the related share-based payment expense. Upon exercise, the proceeds from the options together with the compensation recorded in contributed surplus are credited to share capital.

Income taxes

Current income tax assets and liabilities for the period are measured at the amount expected to be recovered from or paid to the taxation authorities.

The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in the countries where the Corporation operates and generates taxable income. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax is provided using the liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except where the deferred tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except where the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-12

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is not probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax items are recognized in correlation to the underlying transaction in other comprehensive income/(loss).

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Loss per share

The calculation of basic loss per share is based on the weighted average number of common shares outstanding.

Diluted loss per share is calculated taking into consideration the effect of potential conversions and the exercising of options. The treasury stock method is used in calculating diluted loss per share. This method assumes that any proceeds from the exercise of stock options would be used to purchase common shares at the average market price during the period. The issuance of additional common shares on stock options during those periods would be anti-dilutive.

Foreign currency translation

The reporting currency of the Corporation is the U.S. dollar. The functional currency of the parent company, Wireless Matrix Corporation, is the Canadian dollar. The functional currency of the Corporation’s wholly-owned subsidiary, Wireless Matrix USA Inc., is the U.S. dollar. The Corporation’s operating activities are conducted principally through this subsidiary.

Transactions in foreign currencies are initially recorded in the respective functional currency of the entity on the date of the transaction.

Monetary assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect as at the end of the reporting period. Other non-monetary assets and liabilities are translated at their historical exchange rates. Revenue and expenses are translated at average exchange rates prevailing during the period. Gains and losses resulting from foreign currency translation are recorded in the consolidated statements of loss and comprehensive loss.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-13

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Assets and liabilities of Wireless Matrix USA Inc. are translated into Canadian dollars at the period-end rates of exchange and revenue and expense items are translated at the average rate of exchange during the period where these approximate actual rates. Exchange gains or losses arising from the translation of the parent company are included as part of other reserves.

Provisions

Provisions are recognized when the Corporation has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The expense relating to any provision is presented in the consolidated statements of loss and comprehensive loss net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

Warranty provisions
Provisions for warranty-related costs are recognized when the product is sold or the service provided. Initial recognition is based on historical experience. The initial estimate of warranty-related costs is revised annually.

Restructuring provisions
Restructuring provisions are recognized when the Corporation has in place a detailed formal plan about the business or part of the business concerned, the location and number of employees affected, a detailed estimate of the associated costs and the appropriate time-line. The people affected have a valid expectation that the restructuring is being carried out or the implementation has been initiated already.

Leases

The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement at the inception date, whether fulfillment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset, even if that right is not explicitly specified in an arrangement.

Corporation as a lessee
Finance leases which transfer to the Corporation substantially all the risks and benefits incidental to ownership of the leased item are capitalized at the commencement of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized in the consolidated statements of loss and comprehensive loss. A leased asset is depreciated over the useful life of the asset. However, if there is no reasonable certainty that the Corporation will obtain ownership by the end of the lease term, the asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

Operating lease payments are recognized as an operating expense in the consolidated statements of loss and comprehensive loss on a straight-line basis over the lease term.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-14

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Corporation as a lessor
Leases in which the Corporation transfers substantially all the risks and rewards incidental to ownership of the asset are classified as finance leases.

New standards issued but not yet effective

Standards issued but not yet effective up to the date of issuance of the Corporation’s consolidated financial statements are listed below. This listing is of standards and interpretations issued, which the Corporation reasonably expects to be applicable at a future date. The Corporation intends to adopt those standards when they become effective.

IFRS 7, Financial Instruments: Disclosures
In October 2010, the IASB amended IFRS 7 to enhance the disclosure about transfers of financial assets. This amendment is to assist users in understanding the possible effects of any risks that remain in an entity after the asset has been transferred. In addition, if disproportionate amounts are transferred close to the year end, additional disclosures would be required. The effective date of the amendment is for annual periods commencing after July 1, 2011. The Corporation expects that the adoption of this amendment will not have a material impact on the consolidated financial statements.

IFRS 9, Financial Instruments: Classification and Measurement
In November 2009, the IASB issued IFRS 9, which covers classification and measurement as the first part of its project to replace IAS 39, Financial Instruments: Recognition and Measurement. In October 2010, the IASB also incorporated new accounting requirements for liabilities. The standard introduces new requirements for measurement and eliminates the current classification of loans and receivables, available-for-sale and held-to-maturity, currently in IAS 39. There are new requirements for the accounting of financial liabilities as well as a carryover of requirements from IAS 39.

The Corporation does not anticipate early adoption and will adopt the standard on the effective date of January 1, 2015. The Corporation has not yet determined the impact of this new standard on the consolidated financial statements.

IFRS 10, Consolidated Financial Statements
IFRS 10 replaces the portion of IAS 27, Consolidated and Separate Financial Statements that addresses the accounting for consolidated financial statements. It also includes the issues raised in SIC-12, Consolidation - Special Purpose Entities. What remains in IAS 27 is limited to accounting for subsidiaries, jointly controlled entities, and associates in separate financial statements. IFRS 10 establishes a single control model that applies to all entities (including ‘special purpose entities,’ or ‘structured entities’ as they are now referred to in the new standards or ‘variable interest entities’ as they are referred to in US GAAP). The changes introduced by IFRS 10 will require management to exercise significant judgment to determine which entities are controlled, and therefore are required to be consolidated by a parent, compared with the requirements that were in IAS 27. Under IFRS 10, an investor controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. This principle applies to all investees, including structured entities.

IFRS 10 is effective for annual periods commencing on or after January 1, 2013. The Corporation expects that the adoption of this amendment will not have a material impact, if any, on the consolidated financial statements.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-15

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

IFRS 11, Joint Arrangements
IFRS 11 replaces IAS 31, Interests in Joint Ventures and SIC-13, Jointly-controlled Entities – Non-monetary Contributions by Venturers. IFRS 11 uses some of the terms that were used by IAS 31, but with different meanings. Whereas IAS 31 identified three forms of joint ventures (i.e., jointly controlled operations, jointly controlled assets and jointly controlled entities), IFRS 11 addresses only two forms of joint arrangements (joint operations and joint ventures) where there is joint control.

IFRS 11 defines joint control as the contractually agreed sharing of control of an arrangement which exists only when the decisions about the relevant activities require the unanimous consent of the parties sharing control.

Because IFRS 11 uses the principle of control in IFRS 10 to define joint control, the determination of whether joint control exists may change. In addition, IFRS 11 removes the option to account for jointly controlled entities “JCEs” using proportionate consolidation. Instead, JCEs that meet the definition of a joint venture must be accounted for using the equity method. For joint operations (which includes former jointly controlled operations, jointly controlled assets, and potentially some former JCEs), an entity recognizes its assets, liabilities, revenues and expenses, and/or its relative share of those items, if any. In addition, when specifying the appropriate accounting, IAS 31 focused on the legal form of the entity, whereas IFRS 11 focuses on the nature of the rights and obligations arising from the arrangement.

IFRS 11 is effective for annual periods commencing on or after January 1, 2013. The Corporation expects that the adoption of this amendment will not have a material impact, if any, on the consolidated financial statements.

IFRS 12, Disclosure of Interests in Other Entities
IFRS 12 includes all of the disclosures that were previously in IAS 27, Consolidated and Separate Financial Statements related to consolidated financial statements, as well as all of the disclosures that were previously included in IAS 31 and IAS 28, Investment in Associates. These disclosures relate to an entity’s interests in subsidiaries, joint arrangements, associates and structured entities. A number of new disclosures are also required. One of the most significant changes introduced by IFRS 12 is that an entity is now required to disclose the judgments made to determine whether it controls another entity.

IFRS 12 is effective for annual periods commencing on or after January 1, 2013. The Corporation is currently in the process of evaluating the implications of this new standard, and expects that the adoption will not have a material impact, if any, on the consolidated financial statements.

IFRS 13, Fair Value Measurement
IFRS 13 does not change when an entity is required to use fair value, but rather provides guidance on how to measure the fair value of financial and non-financial assets and liabilities when required or permitted by IFRS. While many of the concepts in IFRS 13 are consistent with current practice, certain principles, such as the prohibition on blockage discounts for all fair value measurements, could have a significant effect.

IFRS 13 is effective for annual periods commencing on or after January 1, 2013 and will be applied prospectively. The Corporation is currently in the process of evaluating the implications of this new standard.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-16

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

IAS 1, Presentation of Financial Statements
The IASB amended IAS 1 by revising how certain items are presented in other comprehensive income (“OCI”). Items within OCI that may be reclassified to income and loss will be separated from items that will not. The standard is effective for financial years beginning on or after July 1, 2012, with early adoption permitted. The Corporation is currently evaluating the implications of this new standard.

IAS 19, Employee Benefits
The IASB made a number of amendments to IAS 19, which included eliminating the use of the “corridor” approach and requiring re-measurements to be presented in OCI. The standard also included amendments related to termination benefits as well as enhanced disclosures. The standard is effective for financial years beginning on or after January 1, 2013 with early adoption permitted. The Corporation expects that the adoption of this amendment will not have a material impact, if any, on the consolidated financial statements.

4. SIGNIFICANT ACCOUNTING ESTIMATES, JUDGMENTS AND ASSUMPTIONS

The preparation of consolidated financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods.

However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods. The most significant estimates, judgments and assumptions made by management in the preparation of the Corporation’s consolidated financial statements are outlined below.

Impairment of goodwill

An impairment exists when the carrying value of an asset or CGU exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use. The fair value less costs to sell calculation is based on available market data less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow model. These calculations require the use of estimates and forecasts of future cash flows. Qualitative factors, including market presence and trends, strength of customer relationships, strength of local management, strength of debt and capital markets, and degree of variability in cash flows, as well as other factors, are considered when making assumptions with regard to future cash flows and the appropriate discount rate.

The recoverable amount is most sensitive to the discount rate used for the discounted cash flow model as well as the expected future cash inflows and the growth rate used for extrapolation purposes. A change in any of the significant assumptions or estimates used to evaluate goodwill and other non-financial assets could result in a material change to the results of operations.

Impairment of long-lived assets

When events or circumstances indicate potential impairment of long-lived assets, these long-lived assets are written down to their fair value if the net carrying amount of the asset exceeds the net recoverable amount, calculated as the sum of the discounted cash flows related to the asset.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-17

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The impairment test consists of the comparison of the fair value of the long-lived assets with their carrying value. The fair value is calculated based on one or more fair value measures including present value techniques of estimated future cash flows and estimated amounts at which the long-lived asset could be bought or sold in a current transaction between willing parties. If the carrying amount of the long-lived asset exceeds the fair value, an impairment loss equal to the excess is recorded in net loss for the period.

A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the consolidated statements of loss and comprehensive loss unless the asset is carried at a revalued amount, in which case the reversal is treated as a revaluation increase.

Income tax provisions

Tax regulations and legislation and the interpretations thereof in the various jurisdictions in which the Corporation operates are subject to change. As such, income taxes are subject to measurement uncertainty. Deferred income tax assets are recognized to the extent that it is probable that the deductible temporary differences will be recoverable in future periods.

The recoverability assessment involves a significant amount of estimation including an evaluation of when the temporary differences will reverse an analysis of the amount of future taxable earnings, the availability of cash flow to offset the tax assets when the reversal occurs and the application of tax laws. To the extent that assumptions used in the recoverability assessment change, there may be a significant impact on the consolidated financial statements of future periods.

Provisions and contingencies

Contingencies, by their nature, are subject to measurement uncertainty as the financial impact will only be confirmed by the outcome of a future event. The assessment of contingencies involves a significant amount of judgment including assessing whether a present obligation exists and providing a reliable estimate of the amount of cash outflow required in settling the obligation. The uncertainty involved with the timing and amount at which a contingency will be settled may have a material impact on the consolidated financial statements of future periods to the extent that the amount provided for differs from the actual outcome. Refer to note 16 for further details.

Share-based payments

The Corporation measures the cost of equity-settled transactions with employees by reference to the fair value of equity instruments at the date at which the services are received. Estimating fair value for share-based payments requires determining the most appropriate valuation model for a grant, which is dependent on the terms and conditions of the grant. This also requires determining the most appropriate inputs to the valuation model including the expected life of the option, volatility and dividend yield. Refer to note 11 for further details.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-18

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Inventory obsolescence provision

The Corporation's obsolescence provision is determined at each reporting period and the changes recorded in the consolidated statements of loss and comprehensive loss. This calculation requires the use of estimates and forecasts of future sales. Qualitative factors, including market presence and trends, strength of customer relationships, as well as other factors, are considered when making assumptions with regard to recoverability. A change in any of the significant assumptions or estimates used could result in a material change to the provision.

5. REVENUE

The composition of revenue was as follows:

	2012	2011
Application related services	$14,472	$13,632
Satellite related services	11,542	11,188
Hardware and license revenue	7,316	9,866
Total revenue	$33,330	$34,686

6. INVENTORIES

	April 30, 2012	April 30, 2011	May 1, 2010
Work in progress	$-	$-	$7
Components	-	19	425
Finished goods	346	256	2,065
	$346	$275	$2,497

Inventory costs include the purchase price, duties and taxes, freight, handling and other costs directly attributable to the acquisition of the inventory. Inventories of components and finished goods are determined on a first-in, first-out basis and valued at the lower of cost or net realizable value. Inventories are disclosed on the consolidated statements of financial position, net of obsolescence provision. As at April 30, 2012 and 2011 and May 1, 2010, $1,008, $1,240 and $352 of the inventories have been reserved, respectively. Inventory expense included in the cost of sales, excluding write-downs for the years ended April 30, 2012 and 2011 were $4,257 and $6,729, respectively.

During fiscal year 2011, Wireless Matrix included $1,330 of inventory obsolescence in corporate reorganization costs. This inventory was either excess components related to our proprietary hardware that was discontinued during fiscal year 2011 or finished goods that were in excess of amounts anticipated to be sold during fiscal year 2012 as new technology is now being provided by our third-party vendor. During fiscal year 2012, $159 of inventory write-downs included in corporate restructuring has been reversed as a result of unexpected purchases during the year from customers.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-19

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

7. PROPERTY AND EQUIPMENT

		Office furniture,
		equipment and
		leasehold	Manufacturing tools
Cost	Computer equipment	improvements	and equipment	Total
Balance, May 1, 2010	$2,868	$913	$1,434	$5,215
Additions	802	43	-	845
Impairment	(890)	(496)	(1,311)	(2,697)
Exchange adjustment	5	8	-	13
Balance, April 30, 2011	2,785	468	123	3,376
Additions	347	17	-	364
Impairment	(641)	-	(22)	(663)
Reclassification	(28)	-	-	(28)
Balance, April 30, 2012	$2,463	$485	$101	$3,049

		Office furniture,
		equipment and
	Computer	leasehold	Manufacturing tools
Depreciation	equipment	improvements	and equipment	Total
Balance, May 1, 2010	$1,296	$546	$1,308	$3,150
Depreciation	601	129	50	780
Impairment	(790)	(457)	(1,274)	(2,521)
Exchange adjustment	13	16	-	29
Balance, April 30, 2011	1,120	234	84	1,438
Depreciation	661	107	19	787
Impairment	(533)	-	(38)	(571)
Reclassification	(4)	-	-	(4)
Balance, April 30, 2012	1,244	341	65	1,650
Net book value
Balance, April 30, 2012	$1,219	$144	$36	$1,399
Balance, April 30, 2011	$1,665	$234	$39	$1,938
Balance, May 1, 2010	$1,572	$367	$126	$2,065

Included in property and equipment are assets previously held under finance leases with a cost of $57, $57, and $412 and accumulated depreciation of $57, $49, and $278 as of April 30, 2012, April 30, 2011 and May 1, 2010, respectively.

During the fiscal year 2011, Wireless Matrix included property and equipment with a net book value of $176 in corporate reorganization cost. This property and equipment was used in San Francisco, California and Burnaby, British Columbia offices that were closed during fiscal year 2011.

In 2012, the impairment of $92, represented the write-down of computer equipment and manufacturing tools no longer in use and was recognized in the consolidated statement of loss and comprehensive loss.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-20

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

8. DEFERRED PRODUCT REVENUE AND COSTS

	Deferred revenue	Deferred costs
Balance, May 1, 2010	$11,980	$9,482
Deferred during the year	3,544	2,104
Released to the consolidated statement of
loss and comprehensive loss	(8,640)	(6,198)
Balance, April 30, 2011	6,884	5,388
Deferred during the year	757	608
Released to the consolidated statement of
loss and comprehensive loss	(4,134)	(3,192)
Balance, April 30, 2012	$3,507	$2,804
Current	1,771	1,398
Non-current	1,736	1,406

WIRELESS MATRIX 2012 ANNUAL REPORT | F-21

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

9. INTANGIBLE ASSETS AND GOODWILL

	Technology	Customer		Internal
	and	contracts		systems and
	intellectual	and	Computer	development
Cost	property	relationships	software	cost	Goodwill	Total
Balance, May 1, 2010	$4,888	4,870	660	5,335	4,707	20,460
Additions - internal development	-	-	-	3,337	-	3,337
Additions	-	-	1,173	-	-	1,173
Impairment	-	-	(36)	(236)	-	(272)
Exchange adjustment	-	`	(2)	2	-	-
Balance, April 30, 2011	4,888	4,870	1,795	8,438	4,707	24,698
Additions - internal development	-	-	134	4,085	-	4,219
Additions – SkyGuard	-	2,351	-	-	-	2,351
Reclassification	-	-	28	-	-	28
Exchange adjustment	-	-	-	6	-	6
Balance, April 30, 2012	$4,888	7,221	1,957	12,529	4,707	31,302
Amortization
Balance, May 1, 2010	3,412	2,643	338	334	-	6,727
Amortization	977	727	228	1,103	-	3,035
Impairment	-	-	(28)	(67)	-	(95)
Balance, April 30, 2011	4,389	3,370	538	1,370	-	9,667
Amortization	474	841	377	1,857	-	3,549
Reclassification	-	-	4	-	-	4
Exchange adjustment	-	-	-	8	-	8
Balance, April 30, 2012	$4,863	4,211	919	3,235	-	13,228
Net book value
Balance, April 30, 2012	$25	3,010	1,038	9,294	4,707	18,074
Balance, April 30, 2011	$499	1,500	1,257	7,068	4,707	15,031
Balance, May 1, 2010	$1,476	2,227	322	5,001	4,707	13,733

WIRELESS MATRIX 2012 ANNUAL REPORT | F-22

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The aggregate amounts of internally developed intangible assets not subject to amortization were nil, $2,822 and $3,401 as of April 30, 2012 and 2011 and May 1, 2010, respectively.

Internal systems and development costs are comprised primarily of software technology developed. Such software and other internally generated assets for internal use are capitalized at cost directly attributed to the development of the assets plus an appropriate allocation of overhead cost. Impairments are recorded if the carrying amount of an asset exceeds the recoverable amount.

As no borrowing costs were incurred related to the intangible assets, no amounts of borrowing costs have been capitalized. The remaining amortization period for intangible assets ranges from 3 to 5 years. During the years ended April 30, 2012 and 2011, Wireless Matrix recognized $1,541 and $2,753, respectively, of research and development expenses.

During fiscal year 2011, Wireless Matrix included a net book value of $177 related to intangible assets in corporate reorganization costs. These intangible assets were associated with proprietary hardware devices that were discontinued during fiscal year 2011.

Impairment test of goodwill

Goodwill acquired through business combinations with indefinite lives is tested for impairment annually or when circumstances indicate the carrying value may be impaired.

Where the recoverable amount of the CGU is less than its carrying amount, an impairment loss is recognized. The Corporation performed a goodwill impairment test as at May 1, 2010, April 30, 2011 and April 30, 2012. The Corporation determines assets’ recoverable amount based on fair value less costs to sell. For the purpose of impairment testing, the Company determined that it has one CGU. In assessing fair value less costs to sell for the CGU, recent market transactions including market capitalization are taken into account.

10. MANAGEMENT OF CAPITAL

The Corporation defines the capital that we manage as the aggregate of debt borrowed under our line of credit, common stock and deficit.

As of April 30, 2012, Wireless Matrix had a deficit of $104,902, common stock of $130,053 and no borrowings under our credit facility with a U.S. bank. We manage our capital to safeguard our ability to continue as a going concern and provide an adequate return to shareholders by pricing products and services commensurately with the level of risk. We set the amount of capital in proportion to risk, manage the capital structure and make adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, we may issue new shares or sell assets to reduce the need to acquire debt or issue equity. Wireless Matrix has not paid any dividends to date. There was no change to the Corporation’s policy and what is defined as capital. Wireless Matrix met our objective for managing capital in fiscal 2012.

Wireless Matrix is in compliance with financial covenants associated with our Silicon Valley Bank’s $4,000 line of credit as of April 30, 2012. There were no amounts drawn on this facility as of April 30, 2012, April 30, 2011 and May 1, 2010.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-23

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

11. COMMON SHARES

Authorized

Unlimited number of voting common shares with no par value and unlimited number of non-voting preferred shares with no par value.

	Number of shares	Amount
Balance, May 1, 2010	82,656,027	$128,795
Options exercised	692,237	569
Balance, April 30, 2011	83,348,264	$129,364
Common shares purchased	(48,500)	(75)
Common shares issued, net of share
issuance cost	710,043	575
Options exercised	177,561	189
Balance, April 30, 2012	84,187,368	130,053

Share-based compensation

Pursuant to the Corporation’s stock option plan, as of April 30, 2012, 10,944,357 common shares were reserved for issuance to eligible directors, officers, and employees with terms of five years from the date of grant. The options vest over various periods and are exercisable immediately thereafter. The Corporation grants each option with an exercise price equal to the weighted average market price of the Corporation’s stock five days prior to the grant date as determined in accordance with the Corporation’s stock option plan.

The stock option plan provides an option to settle stock options in cash or stock whereby the Corporation may purchase the outstanding options at the discretion of the Corporation at a price equal to the difference between the market price and the exercise price of the vested options. In November 2010, the Corporation authorized a limited number of stock options to be settled in shares, which resulted in an aggregate of 248,898 stock options being cancelled and 301,102 common shares being issued. The stock option plan continues to be accounted for as an equity plan as the criteria for liability accounting has not been met. The Corporation uses the fair value method of accounting for stock options, which estimates the fair value of the stock options granted on the date of grant, net of estimated forfeitures, and expenses this value over the vesting period. The fair value of the employee stock options is estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions during the periods presented:

Black-Scholes assumptions	2012	2011
Risk-free interest rate	1.31%	0.94%
Expected volatility	46.17%	49.43%
Expected time until exercise	4 years	3 years
Expected dividend yield	0%	0%
Other assumptions
Forfeiture rate	9.50%	6.70%

WIRELESS MATRIX 2012 ANNUAL REPORT | F-24

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Summary of the activity under the stock option plan is as follows:

			Weighted average
			exercise
	Number of options		price/share Cdn$
Outstanding, May 1, 2010	8,112,307		$0.88
Granted	1,651,250		$0.95
Forfeited	(1,258,285)		$0.85
Expired	(10,062)		$0.45
Exercised	(692,237	) [1]	$0.56
Outstanding, April 30, 2011	7,802,973		$0.93
Options exercisable, April 30, 2011	4,669,480		$0.90

			Weighted average
			exercise
	Number of options		price/share Cdn$
Outstanding, April 30, 2011	7,802,973		$0.93
Granted	1,569,498		$0.78
Forfeited	(1,620,783)		$0.93
Expired	(35,000)		$0.67
Exercised	(177,561)[2]		$0.69
Outstanding, April 30, 2012	7,539,127		$0.90
Options exercisable, April 30, 2012	5,458,199		$0.92

1The weighted average share price at the date of the exercise of these options was $0.94.
2The weighted average share price at the date of the exercise of these options was $0.85.

The following table summarizes the options outstanding at April 30:

		Weighted	Weighted
		average	average		Weighted
	Number of	exercise	remaining	Number of	average
Range of exercise	options	price	life in	options	exercise
prices (Cdn$)	outstanding	(Cdn$)	years	exercisable	price
$0.00 - $0.75	1,349,524	$0.69	2.2	1,235,957	$0.69
$0.76 - $0.90	263,278	$0.83	2.6	196,945	$0.81
$0.91- $1.06	6,190,171	$0.98	3.3	3,236,578	$0.99
April 30, 2011	7,802,973	$0.93	3.1	4,669,480	$0.90

		Weighted	Weighted
		average	average		Weighted
	Number of	exercise	remaining	Number of	average
Range of exercise	options	price	life in	options	exercise
prices (Cdn$)	outstanding	(Cdn$)	years	exercisable	price
$0.00 - $0.75	1,214,399	$0.68	1.7	1,071,399	$0.69
$0.76 - $0.90	1,407,629	$0.80	3.9	191,778	$0.81
$0.91 - $1.06	4,917,099	$0.98	2.2	4,195,022	$0.99
April 30, 2012	7,539,127	$0.90	2.4	5,458,199	$0.92

WIRELESS MATRIX 2012 ANNUAL REPORT | F-25

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The Corporation has recorded share-based compensation expense for the years ended April 30, 2012 and 2011 of $220 and $577, respectively. This charge has been credited to contributed surplus. Upon the exercise of stock options, ($67) and $146 for the years ended April 30, 2012 and 2011, respectively, were recorded in share capital and include the amounts transferred from contributed surplus.

Normal course issuer bid

During the first quarter of fiscal 2012, Wireless Matrix announced a normal course issuer bid to repurchase up to the lesser of: (i) 4,175,531 common shares, being 5% of the Corporation’s issued and outstanding common shares as of July 28, 2011; and (ii) CDN$1,000 of common shares.

Our normal course issuer bid commenced on August 9, 2011 and terminates on August 8, 2012, unless earlier terminated by the Corporation. Common shares repurchased under the normal course issuer bid were cancelled.

The price we paid for common shares was the market price at the time of acquisition. Amounts paid in excess of or less than the book value of the common shares purchased were recorded as a charge or credit to shareholders’ equity. We repurchased through April 30, 2012, 48,500 common shares through this normal course issuer bid for $35.

12. SECURED CREDIT FACILITY

The Corporation has a $4,000 accounts receivable secured line of credit facility with Silicon Valley Bank. Silicon Valley Bank requires a general security agreement covering all our assets and a requirement that the Corporation meet certain bank covenants, which we were in compliance with as of April 30, 2012. Interest on the credit facility is equal to the bank’s prime rate. Wireless Matrix has no amounts outstanding as of April 30, 2012 and 2011 and May 1, 2010 under this line of credit.

13. COMMITMENTS AND CONTINGENCIES

Lessee

Details of the future minimum annual payments, before operating costs as of April 30, 2012 are as follows:

	Communication agreements	Operating leases
2013	$300	$669
2014	200	456
2015	-	112
	$500	$1,237

Included in general and administrative expenses for the years ended April 30, 2012 and 2011 is $496 and $488, respectively, related to operating leases.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-26

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Included in cost of sales for the years ended April 30, 2012 and 2011 is $1,525 and $1,687, respectively, related to communication agreements.

Other

The Corporation indemnifies our directors, officers and certain employees against any and all claims or losses reasonably incurred in the performance of their services to us to the extent permitted by law. We have acquired and maintain insurance for these directors, officers and employees.

14. SEGMENTED INFORMATION

The Corporation operates in a single reporting segment in which we provide mobile resource management solutions based on the business activity of the Corporation.

Geographic segmentation of revenues is determined based on the customer’s location. Approximately 97% and 98% of revenues were derived from sales to customers based in the United States in both years ended April 30, 2012 and 2011. The remainders of sales were to customers based in Canada.

In both fiscal years 2012 and 2011, Wireless Matrix had two customers, whose amounts each represented more than 10% of service revenues and in total represented 25% and 21% of service revenue, respectively.

Non-current assets are attributable to individual geographic segments, based on location of the respective operations. As of May 1, 2010, there was $69 of non-current assets located in Canada and the remainder located in the United States. As of April 30, 2012 and 2011, all non-current assets were located in the United States. All goodwill and intangible assets are located in the United States.

15. FINANCIAL INSTRUMENTS, RISK MANAGEMENT AND ECONOMIC DEPENDENCE

Fair values of financial assets and liabilities

Financial instruments consist of cash and cash equivalents, accounts receivable, lease receivable, accounts payable, accrued liabilities, finance lease obligations and secured credit facility.

As of each of April 30, 2012 and 2011 and May 1, 2010, there were no significant differences between the carrying amounts of these financial instruments as reported on the consolidated statements of financial position and their estimated fair values.

The Corporation’s cash and cash equivalents consist of cash on deposit and highly liquid money market investments held at Silicon Valley Bank (United States institution) and Bank of Montreal (Canadian institution) subject to minimal risk of changes in value and which have original maturities of three months or less at the date of purchase.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-27

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Cash and cash equivalents consist of the following:

Cash and cash equivalents
	April 30, 2012	April 30, 2011	May 1, 2010
Cash	$3,527	$6,733	$8,777
Cash equivalents	5,254	5,249	5,241
Cash and cash equivalents	$8,781	$11,982	$14,018

The Corporation has designated our cash and cash equivalents as held-for-trading, which are measured at fair value. Accounts receivable are classified as loans and receivables, which are measured at amortized cost. Accounts payable, accrued liabilities, finance lease obligations and secured credit facility are classified as other financial liabilities and are measured at amortized cost. The Corporation had no financial instruments classified as available-for-sale or held-to-maturity as of April 30, 2012 and 2011 and May 1, 2010.

	Other financial	Cash, loans and
As at April 30, 2012	liabilities	receivables	Total
Current financial assets :
Cash and cash equivalents	$-	$8,781	$8,781
Lease receivable, net of allowance for doubtful accounts	-	696	696
Accounts receivable, net of allowance for doubtful accounts	-	3,878	3,878
	$-	$13,355	$13,355
Financial liabilities :
Other financial liabilities	$4,027	$-	$4,027
	$4,027	$-	$4,027

	Other financial	Cash, loans and
As at April 30, 2011	liabilities	receivables	Total
Current financial assets :
Cash and cash equivalents	$-	$11,982	$11,982
Lease receivable, net of allowance for doubtful accounts	-	15	15
Accounts receivable, net of allowance for doubtful accounts	-	4,863	4,863
	$-	$16,860	$16,860
Financial liabilities :
Other financial liabilities	$3,664	$-	$3,664
	$3,664	$-	$3,664

	Other financial	Cash, loans and
As at May 1, 2010	liabilities	receivables	Total
Current financial assets :
Cash and cash equivalents	$-	$14,018	$14,018
Accounts receivable, net of allowance for doubtful accounts	-	5,895	5,895
	$-	$19,913	$19,913
Financial liabilities :
Other financial liabilities	$4,748	$-	$4,748
	$4,748	$-	$4,748

WIRELESS MATRIX 2012 ANNUAL REPORT | F-28

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Risks arising from financial instruments and risk management

The Corporation is exposed to a number of financial risks, market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Our overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on our financial performance.

Credit risk and customer concentration

The Corporation’s financial instruments that are exposed to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are held with U.S. and Canadian financial institutions. For accounts receivable, we provide our services to customers based on an evaluation of the customer’s financial condition. We established an allowance for doubtful accounts that corresponds to the specific credit risk of our customers, historical trends and economic circumstances. Management closely monitors the exposure for credit losses. For the years ended April 30, 2012 and 2011, our five largest customers accounted for approximately 43% and 46% of revenue, respectively. These same customers accounted for 46% and 48% of the trade accounts receivable balance as of April 2012 and 2011, respectively. Our accounts receivable consisted of the following as of April 30.

	April 30, 2012	April 30, 2011	May 1, 2010
Accounts receivable, gross	$3,980	$4,907	$6,152
Less: allowance for doubtful accounts	(102)	(44)	(257)
Accounts receivable, net	$3,878	$4,863	$5,895
Analysis:
Current accounts receivable	$3,044	$4,001	$5,012
Past due 1 day to 30 days	251	548	646
Past due 31 to 60 days	138	120	45
Past due greater than 61 days	312	130	159
Less: allowance for doubtful accounts	(102)	(44)	(257)
Trade accounts receivable, net	3,643	4,755	5,605
Other receivables	235	108	290
Total receivables	$3,878	$4,863	$5,895

WIRELESS MATRIX 2012 ANNUAL REPORT | F-29

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Our lease receivable consisted of the following as at:

	April 30, 2012	April 30, 2011	May 1, 2010
Lease receivable, gross	$763	$15	$-
Less: allowance for doubtful accounts	(20)	-	-
Less: unrecognized finance income	(47)	-	-
Lease receivable, net	$696	$15	$-
Maturity:
Year 1	$314	$8	$-
Year 2	426	7	-
Year 3	23	-	-
Less: allowance for doubtful accounts	(20)	-	-
Less: unrecognized finance income	(47)
Lease receivable, net	$696	$15	$-

The movement in the allowance for doubtful accounts is shown below:

	Accounts
	Receivable	Lease receivable	Total Receivable
Balance, May 1, 2010	$(257)	-	$(257)
Allowance acquired	(461)	-	(461)
Reduction in allowance	674	-	674
Balance, April 30, 2011	(44)	-	(44)
Allowance acquired	(58)	(20)	(78)
Balance, April 30, 2012	$(102)	$(20)	$(122)

Economic dependence

Among other services, Wireless Matrix provides satellite wireless data communications which are included in satellite services revenue and represents 35% and 32% of total sales for the years ended April 30, 2012 and 2011, respectively. These satellite service revenues are principally generated on networks owned and operated by LightSquared. As a result, Wireless Matrix is economically dependent on LightSquared to provide these services.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-30

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Foreign exchange risk

Foreign exchange risk is the risk that variations in exchange rates between the U.S. and Canadian currencies will affect our operating and financial results. Derivative instruments have not been used by us to reduce our net exposure to this foreign exchange risk.

The Corporation’s exposure to fluctuations in the value of the Canadian dollar is affected by our financial instruments denominated in Canadian dollars and our estimated net purchases denominated in Canadian dollars:

	2012	2011	May 1, 2010
Cash	$154	$109	$347
Other accounts receivable	-	-	192
Accounts payable and
accrued liabilities	-	(117)	(293)
Net exposure	$154	$(8)	$246

As of April 30, 2012 and 2011 and May 1, 2010, the effect of a hypothetical 10% immediate and adverse change in foreign currency exchange rates relative to the U.S. dollar on our foreign denominated financial instruments would increase net loss by approximately $13, $1, and $26, respectively. A 10% strengthening of the Canadian dollar would have the equal but opposite effect.

Interest rate risk

The Corporation does not currently have any amounts drawn under our credit facility with Silicon Valley Bank and therefore does not currently have exposure to interest rate risk.

Liquidity risk

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. The Corporation’s objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet our liquidity requirements at any point in time under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Corporation’s reputation. We achieve this by maintaining sufficient cash and cash equivalents and through the availability of financing from our line of credit with Silicon Valley Bank. As at April 30, 2012, we had cash and cash equivalents of $8,781, lease receivable of $696, accounts receivable of $3,878 and undrawn credit facilities of $4,000 and accounts payable of $1,373, accrued liabilities of $2,654, and provisions of $501. The Corporation does not have any loans outstanding or finance lease obligations as of April 30, 2012. All financial liabilities are short term in nature.

The Corporation has not experienced any significant fluctuations in liquidity outside of business acquisitions made in fiscal years 2007, 2008 and 2012. The Corporation may seek future acquisitions that will require the use of existing cash, credit facilities, additional debt instruments or capital stock.

The Corporation manages our liquidity by monitoring forecast, profit and cash flows from operations. The Corporation expects that continued cash flows from operations in fiscal year 2012, together with cash, accounts receivable and available credit facilities will be more than sufficient to fund our requirements for investments in working capital and property and equipment.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-31

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

16. PROVISIONS

Beginning in fiscal year 2010, Wireless Matrix began a reorganization effort to focus on our core competencies of recurring services through applications and communications, in order to align our operations with to foster economies of scale and to facilitate improved communications. These initiatives included the discontinuation of the development, manufacturing, and sale of proprietary devices, and the closure of the Corporation’s facilities in Reston, Virginia, San Francisco, California and Burnaby, British Columbia all of which were primarily completed by the third quarter of fiscal year 2011. In addition, during fiscal year 2012 with the acquisition of substantially all the assets of SkyGuard, we integrated its’ operations within Wireless Matrix structures and closed its’ offices in April 2012.

During the year ended April 30, 2011, $3,746 was incurred and included in corporate reorganization costs related to these reorganization plans including, employee severance, inventory obsolescence, and lease termination costs. In 2012 inventory write-downs recorded in fiscal 2011 was reversed and additional corporate reorganization costs of $60 were incurred, resulting in a net reversal of $99 in corporate reorganization costs.

During the year ended April 30, 2012, $286 was amortized related to warranties and is included in cost of sales.

Wireless Matrix was named as one of the defendants in two separate lawsuits on November 18, 2010 and April 20, 2011 for infringement of patents. During the year ended April 30, 2012, the Corporation settled both lawsuits for $255.

	Corporate reorganization costs
		Contract			Other
	Employee	termination			employee		Intellectual
	termination	costs and	Inventory		termination		property
	benefits	other	obsolescence	Total	benefits	Warranty	contingency	Total
Balance, May 1, 2010	$115	$-	$-	$115	$-	$199	$-	$314
Costs incurred and
charged to expense	1,153	1,263	1,330	3,746	-	-	-	3,746
Cash payments	(1,268)	(713)	-	(1,981)	-	-	-	(1,981)
Non-cash adjustments	-	(353)	(1,330)	(1,683)	-	(42)	-	(1,725)
Balance, April 30, 2011	$-	$197	$-	$197	$-	$157	$-	$354
Costs incurred and
charged to expense	-	60	(159)	(99)	586	291	255	1,033
Cash payments	-	(248)	-	(248)	(256)	-	(255)	(759)
Non-cash adjustments	-	-	159	159	-	(286)	-	(127)
Balance, April 30, 2012	$-	$9	$-	$9	$330	$162	$-	$501

WIRELESS MATRIX 2012 ANNUAL REPORT | F-32

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

17. ACQUISITION OF CERTAIN ASSETS OF SKYGUARD, LLC

Wireless Matrix acquired a majority of SkyGuard, LLC’s (“SkyGuard”) assets including intellectual property and fleet customer contracts effective September 30, 2011 for cash consideration of $1,772, issuance of 710,043 common shares of Wireless Matrix (equal to $575) and the assumption of certain liabilities, related primarily to finance leases for office equipment, and certain payables. In addition, as part of the transaction, the Corporation extended employment of consulting agreements with certain SkyGuard employees to assist in the transition of the customers to Wireless Matrix which has been recorded as expense when incurred.

The acquisition has been accounted for as a business combination using the purchase method of accounting and the results of operations are included in the consolidated financial statements beginning on October 1, 2011.

Total purchase price consideration is comprised of the following:

Cash on hand-paid	$1,772
Common shares	575
Total	$2,347

Transaction costs of $89 have been expensed and are included in general and administrative expenses. The attributable costs of the issuance of the Corporation’s common shares were minimal.

The preliminary purchase price allocated to the assets acquired, including identifiable intangible assets and liabilities assumed based on their estimated fair value at the date of acquisition, is as follows:

Accounts receivable	$261
Prepaid expenses and other assets	109
Accrued warranty	(165)
Deferred revenue	(209)
Customer contracts and relationships	2,351
Fair value of assets acquired	$2,347

Customer contract and relationships arising from the acquisition of SkyGuard, LLC have been recorded at their estimated fair market value.

The allocation of the purchase price was based on the fair value of identifiable assets, including assets acquired and liabilities assumed at the effective date of the acquisition, with the excess of the purchase price over the fair values being allocated to goodwill. Management engaged an independent valuator to determine the fair value allocated to customer contracts and relationships. No goodwill has been recognized as a result of the acquisition.

From the date of acquisition, SkyGuard, LLC has contributed $1,245 of revenue and $341 to the net loss before income taxes of the Corporation. If the acquisition had taken place at the beginning of the year, revenue would have been $34,217 and the loss before income taxes for the Corporation would have been reduced to $1,639.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-33

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

18. EMPLOYEE BENEFITS EXPENSE

Included in consolidated statements of loss and comprehensive loss for the years ended April 30, are the following costs:

	2012	2011
Wages, salaries and bonuses	$9,766	$9,025
Short-term benefits expense	817	758
Retirement benefits expense	357	364
Stock-based compensation	220	577
Total employee benefits expense	$11,160	$10,724

In addition, the Corporation capitalized $2,751 and $3,404 of employee benefits expense to internally generated intangible assets for the years ended April 30, 2012 and 2011.

19. RELATED PARTY DISCLOSURES

Compensation of key management personnel

The Corporation’s related parties are its key management personnel. Key management of the Corporation includes members of the Board of Directors as well as members of the Executive Team. Transactions with related parties have been measured at their respective exchange amounts, being the consideration established and agreed to by the related parties.

Key management personnel remuneration includes the following expenses for the year ended April 30:

	2012	2011
Wages, salaries and bonuses	$1,176	$1,666
Short-term employee benefits	84	116
Post-employment pension and medical benefits	6	-
Stock-based compensation	89	401
Termination benefits	580	-
	$1,935	$2,183

The amounts disclosed in the table are the amounts recognized as an expense during the reporting period related to key management personnel.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-34

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Stock option plan

Share options held by management under the stock option plan to purchase ordinary shares have the following expiry dates and exercise prices:

Number of shares outstanding

	Expiry	Exercise
Issue date	date	price	2012	2011
2007	2012	$0.96	900,000	1,050,000
2008	2013	$0.74	1,132,593	1,307,593
2009	2014	$1.01	2,283,333	2,850,000
2010	2015	$0.94	400,000	600,000
2011	2016	$0.79	400,000	-
Total			5,115,926	5,807,593

20. INCOME TAXES

The income tax recovery consists of the following for the years ended April 30:

	2012	2011
Current provision (recovery)	$(19)	$(57)
Deferred provision (recovery)	-	-
Grand total provision (recovery)	$(19)	$(57)

The income tax recovery differs from the amount that would result from applying the Canadian federal and provincial tax rate to earnings before income taxes. These differences result from the following items.

	2012	2011
Current statutory income tax rate	25%	28%
Consolidated net loss before tax	$(2,049)	$(3,405)
Income tax expense	(514)	(948)
Effect of future tax rate reductions and rate differential	(356)	(50)
Non-deductible expenses	19	19
Tax benefits not recognized	103	938
State taxes	(19)	(57)
Expiration of net operating loss	1,592	-
True up	(884)	41
Income tax expense (recovery)	$(19)	$(57)

The change in the Canadian statutory tax rate from 27.8% to 25% in 2012 is due to previously enacted decreases in the Federal and provincial tax rates that came into effect during the year.

The movement in the net deferred income tax position is as follows:

	2012	2011
Balance at beginning of the year	$30,649	$29,711
Income statement charge	162	938
Balance at end of the year	$30,811	$30,649

WIRELESS MATRIX 2012 ANNUAL REPORT | F-35

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The movement in deferred income tax assets during the year is as follows:

		Charged/		Charged/
		(credited) to the		(credited) to the
	As at May 1,	income	As at April 30,	income	As at April 30,
	2010	statement	2011	statement	2012
Losses	$26,732	$2,393	$29,125	$326	$29,451
Intangible assets	999	276	1,275	107	1,382
SRED	506	30	536	(16)	520
Investment Tax
Credit	333	19	352	(11)	341
Deferred revenue	914	(460)	454	(238)	216
Share-based
compensation	625	51	676	905	1,581
Share issue cost	113	(53)	60	(60)	-
Other	693	143	836	124	960
Total	$30,915	$2,399	$33,314	$1,137	$34,451

The movement in deferred income tax liabilities during the year is as follows:

		Charged/(credited)		Charged/(credited)
		to the income	As at April 30,	to the income	As at April 30,
	As at May 1, 2010	statement	2011	statement	2012
Capital assets	$(1,204)	$(1,461)	$(2,665)	$(975)	$(3,640)
Total	$(1,204)	$(1,461)	$(2,665)	$(975)	$(3,640)

Tax attributes not recognized

As of April 30, 2012 and 2011, the Corporation has unrecognized tax attributes aggregating to $30,811 and $30,649, respectively, noted below, that are available to offset future taxable income. However, these tax attributes relate to companies that have a history of losses, and may not be used to offset taxable income.

Unrecognized net deferred tax assets

	April 30, 2012	April 30, 2011
Losses	$29,451	$29,125
Capital assets	(3,640)	(2,665)
Intangible assets	1,382	1,275
SRED	520	536
Investment Tax Credit	341	352
Deferred Revenue	216	454
Stock-based Compensation	1,581	676
Other	960	896
Total	$30,811	$30,649

WIRELESS MATRIX 2012 ANNUAL REPORT | F-36

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Loss carry-forwards

As at April 30, 2012, the Corporation has available non-capital losses for income tax purposes in Canada and the US totaling approximately $82,131, which are available to be carried forward to reduce taxable income in future years and for which no deferred income tax asset has been recognized, and which expire as follows:

Year	US	Canada	Total
2013	$10,920	-	$10,920
2014	-	$2,671	2,671
2015	-	536	536
2019	14,386	-	14,386
2020	13,254	-	13,254
2021	11,613	-	11,613
2022	1,399	-	1,399
2023	6,265	-	6,265
2024	2,208	-	2,208
2025	1,152	-	1,152
2026	-	1,081	1,081
2027	99	608	707
2028	-	662	662
2029	-	163	163
2030	1,114	689	1,803
2031	3,336	5,371	8,707
2032	3,606	998	4,604
	$69,352	$12,779	$82,131

21. TRANSITION TO IFRS

In preparing its opening IFRS consolidated statements of financial position, the Corporation has adjusted amounts previously reported that have been prepared in accordance with CGAAP. An explanation of how the transition from CGAAP to IFRS has affected the Corporation’s financial position, financial performance and cash flows is set out in the following tables and the notes that accompany the tables.

Transition elections

The Corporation has applied the following transition exemptions to full retrospective application to IFRS as at the Transition Date.

Business combinations
IFRS 1 provides the option to apply IFRS 3, Business Combinations, retrospectively or prospectively from the Transition Date. The Corporation has elected not to apply IFRS 3 to acquisitions of subsidiaries that occurred before the Transition Date. As a result of this election, the classification and accounting treatment of business combinations prior to the Transition Date have not been restated.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-37

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Foreign currency translation adjustments
In accordance with IFRS 1, the Corporation has elected to reset the cumulative transition gains or losses from its foreign operations that existed at the Transition Date to zero and reversed the previously recognized amounts in opening retained earnings.

Share-based payment transactions
IFRS 1 allows first-time adopters to apply IFRS 2, Share-based Payments, to equity instruments that were granted after November 7, 2002 and that have vested before the Transition Date. The Corporation has elected not to apply IFRS 2 to awards that vested prior to the Transition Date.

IFRS mandatory exceptions

Estimates
IFRS 1 requires that the Corporation’s estimates at Transition Date to IFRS must be consistent with estimates made at that date under CGAAP (after adjustments to reflect any difference in accounting policies), unless there is objective evidence that those estimates were in error.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-38

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Reconciliation of consolidated statements of financial position on the Transition Date

		As reported under			As Reported
		Canadian GAAP at			under IFRS at
	NOTES	April 30, 2010	Reclassifications	Adjustments	May 1, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$14,018	$-	$-	$14,018
Accounts receivable, net of allowance for
doubtful accounts		5,895	-	-	5,895
Inventories		2,497	-	-	2,497
Prepaid expenses and other assets		1,185	-	-	1,185
Deferred product costs	T-3	-	5,382	-	5,382
		23,595	5,382	-	28,977
NON-CURRENT ASSETS
Prepaid expenses and other assets		654	-	-	654
Deferred product costs	T-3	9,482	(5,382)	-	4,100
Property and equipment, net of accumulated
depreciation		2,065	-	-	2,065
Goodwill		4,707	-	-	4,707
Intangible assets, net of accumulated
amortization		9,026	-	-	9,026
TOTAL ASSETS		$49,529	$-	$-	$49,529
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable		$2,073	$-	$-	$2,073
Accrued liabilities	T-3	2,924	(314)	-	2,610
Provisions		-	314	-	314
Deferred product revenue		6,906	-	-	6,906
Finance lease obligations		32	-	-	32
		11,935	-	-	11,935
NON-CURRENT LIABILITIES
Deferred product revenue		5,074	-	-	5,074
Finance lease obligations		33	-	-	33
TOTAL LIABILITIES		17,042	-	-	17,042
SHAREHOLDERS’ EQUITY
Common shares		128,795	-	-	128,795
Contributed surplus	T-2	2,062	-	1,154	3,216
Foreign currency translation reserve	T-1	630	-	(630)	-
Deficit	T-1, T-2	(99,000)	-	(524)	(99,524)
TOTAL SHAREHOLDERS’ EQUITY		32,487	-	-	32,487
TOTAL LIABILITIES AND SHAREHOLDERS’
EQUITY		$49,529	$-	$-	$49,529

WIRELESS MATRIX 2012 ANNUAL REPORT | F-39

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Reconciliation of consolidated statements of changes in shareholders’ equity on the Transition Date

				Foreign
				currency		Total
	Common			translation		shareholders’
	shares		Contributed surplus	reserve	Deficit	equity
Reported under CGAAP
at April 30, 2010	82,656,027	$128,795	$2,062	$630	$(99,000)	$32,487
IFRS adjustments:
Share-based
compensation (T-2)	-	-	1,154	-	(1,154)	-
Foreign currency
translation (T-1)	-	-	-	(630)	630	-
	-	-	1,154	(630)	(524)	-
Reported under IFRS as
at May 1, 2010	82,656,027	$128,795	$3,216	$-	$(99,524)	$32,487

T-1 Foreign currency adjustments

In accordance with IFRS transitional provisions, the Corporation reset the cumulative translation adjustment account to zero at the Transition Date to IFRS. As a result, deficit has decreased and foreign exchange translation reserve has decreased by $630; however there is no net impact on total shareholders’ equity.

The gain or loss on a subsequent disposal of any foreign operation will exclude the foreign currency translation differences that arose before the Transition Date but will include later foreign currency translation differences.

T-2 Share-based compensation

On the Transition Date, the Corporation moved from straight-line to a graded vesting approach and applied an estimate of forfeitures when recognizing the share-based compensation expense. The graded vesting approach requires a greater portion of expense to be recorded in the initial vesting period compared to distributing the expense equally over all the vesting periods using the straight-line method. In addition, share-based compensation expense is recognized over the period that service is rendered and not the grant date of the stock. This change increased the deficit on Transition Date by $1,154 and increased contributed surplus by $1,154.

T-3 Deferred product costs and accrued liabilities

Deferred product costs have been segregated and a portion reclassified as current in accordance with IFRS. Accrued liabilities have been reclassified in accordance with IFRS.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-40

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Reconciliation of consolidated statements of loss and comprehensive loss for the year ended April 30, 2011

		As reported
		under Canadian		As reported
		GAAP for the		under IFRS for
		year ended		the year ended
	NOTES	April 30, 2011	Adjustments	April 30, 2011
Revenue		$34,686	$-	$34,686
Cost of sales, excluding depreciation, amortization
and share-based compensation		12,716	-	12,716
General and administrative expenses		14,507	-	14,507
Research and development expenses		2,753	-	2,753
Share-based compensation	T-4	736	(159)	577
Corporate reorganization costs		3,746	-	3,746
Depreciation of property and equipment		780	-	780
Impairment loss on property and equipment		27	-	27
Amortization of intangible assets		3,035	-	3,035
Finance income, net of foreign exchange gain		(50)	-	(50)
Loss before income taxes		(3,564)	159	(3,405)
Income tax recovery		(57)	-	(57)
Net loss for the year		(3,507)	159	(3,348)
Exchange differences on translation of foreign
operations		58	-	58
Net loss and comprehensive loss for the year		$(3,565)	159	$(3,406)
Basic and diluted loss per share		$(0.04)		$(0.04)
Weighted average number of common shares
outstanding – basic		83,028,456		83,028,456
Weighted average number of common shares
outstanding – diluted		83,028,456		83,028,456

WIRELESS MATRIX 2012 ANNUAL REPORT | F-41

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Reconciliation of consolidated statements of financial position as at April 30, 2011

		As reported under			As reported
		Canadian GAAP at			under IFRS at
	NOTES	April 30, 2011	Reclassifications	Adjustments	April 30, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$11,982	$-	$-	$11,982
Accounts receivable, net of allowance for
doubtful accounts		4,878	(15)	-	4,863
Lease receivable, net of allowances of
doubtful accounts		-	8	-	8
Inventories		275	-	-	275
Prepaid expenses and other assets		1,165	-	-	1,165
Deferred product costs	T-5	-	2,586	-	2,586
		18,300	2,579	-	20,879
NON-CURRENT ASSETS
Lease receivable, net of allowances of
doubtful accounts		-	7	-	7
Prepaid expenses and other assets		153	-	-	153
Deferred product costs		5,388	(2,586)	-	2,802
Property and equipment, net of accumulated
depreciation		1,938	-	-	1,938
Goodwill		4,707	-	-	4,707
Intangible assets, net of accumulated
amortization		10,324	-	-	10,324
TOTAL ASSETS		$40,810	$-	$-	$40,810
LIABILITIES AND SHAREHOLDERS’
EQUITY
CURRENT LIABILITIES
Accounts payable		$1,522	$-	$-	$1,522
Accrued liabilities	T-5	2,488	(354)	-	2,134
Provisions		-	354	-	354
Deferred product revenue		3,515	-	-	3,515
Finance lease obligations		8	-	-	8
		7,533	-	-	7,533
NON-CURRENT LIABILITIES
Deferred product revenue		3,369	-	-	3,369
TOTAL LIABILITIES		10,902	-	-	10,902
SHAREHOLDERS’ EQUITY
Common shares		129,364	-	-	129,364
Contributed surplus	T-4	2,479	-	995	3,474
Foreign currency translation reserve	T-1	572	-	(630)	(58)
Deficit		(102,507)	-	(365)	(102,872)
TOTAL SHAREHOLDERS’ EQUITY		29,908	-	-	29,908
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY		$40,810	$-	$-	$40,810

WIRELESS MATRIX 2012 ANNUAL REPORT | F-42

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Reconciliation of consolidated statements of changes in shareholders’ equity at April 30, 2011

					Foreign
					currency		Total
				Contributed	translation		shareholders’
	NOTES	Common shares		surplus	reserve	Deficit	equity
Reported under CGAAP at
April 30, 2011		83,348,264	$129,364	$2,479	$572	$(102,507)	$29,908
IFRS adjustments:
Share-based compensation	T-4	-	-	995	-	(995)	-
Foreign currency translation	T-1	-	-	-	(630)	630	-
		-	-	995	(630)	(365)	-
Reported under IFRS as at
April 30, 2011		83,348,264	$129,364	$3,474	$(58)	$(102,872)	$29,908

T-4 Share-based compensation

On the Transition Date, the Corporation moved from straight-line to a graded vesting approach and applied an estimate of forfeitures when recognizing the share-based compensation expense. The graded vesting approach requires a greater portion of expense to be recorded in the initial vesting period compared to distributing the expense equally over all the vesting periods using the straight-line method. In addition, share-based compensation expense is recognized over the period that service is rendered and not the grant date of the stock. As a result of the changes, there was a decrease to the year ended April 30, 2011 share-based payment charge of $159. There was also a corresponding decrease to contributed surplus of $159. This is in addition to the opening IFRS adjustment of $1,154 (see T-2).

T-5 Deferred product costs and accrued liabilities

Deferred product costs have been segregated and a portion reclassified as current in accordance with IFRS. Accrued liabilities have been reclassified in accordance with IFRS.

The transition to IFRS has had no impact on the consolidated statements of cash flows for the year ended April 30, 2011 other than presentational changes as required by IAS 7, Statement of Cash Flows.

22. SUBSEQUENT EVENT

The Corporation announced on December 20, 2012 that it has reached an agreement to sell all the shares of Wireless Matrix USA Inc., a Delaware corporation and wholly-owned subsidiary of Wireless Matrix (“Wireless USA”) to CalAmp Corp. (“CalAmp”), a leader in wireless communications solutions, for $53.0 million in cash (“Transaction”). Wireless USA is the primary operating subsidiary of the Corporation. The agreement is subject to the approval of the shareholders of the Corporation, and CalAmp securing funding to complete the purchase and other closing conditions. The Transaction is expected to close within approximately 75 days. Upon closing of the Transaction, the Corporation plans to undergo an orderly liquidation and to return 100% of the remaining capital to its shareholders (less a reasonable expense fund for its representatives to conduct this transaction and liquidation) and de-list from the Toronto Stock Exchange.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-43

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

23. RECONCILIATION TO U.S. GAAP

The U.S. GAAP accounting principles used in the preparation of these consolidated financial statements conform in all material respects to IFRS, except as set out below:

i) Internally developed software

All internally developed software is recognized as an intangible asset under IFRS. However, under US GAAP, internally developed software is presented as property, plant and equipment. Internally developed software has been reclassified within the reconciliation below.

ii) Stock Options

Under IFRS, the Corporation records share-based compensation over the service period to which the compensation relates to. In some instances, share-based compensation is recorded prior to the grant date. An estimated compensation expense is recorded and subsequently adjusted upon the grant date. Under U.S. GAAP, the Corporation does not meet the criteria to record share-based compensation prior to the grant date of the related share-based compensation award. This difference has been adjusted for in the reconciliation below.

iii) Cumulative Translation Adjustment

Upon conversion to IFRS, in accordance with IFRS 1, the Corporation reset the cumulative translation adjustment account to zero at the Transition Date of May 1, 2010. Under U.S. GAAP, this adjustment would not have been recorded and has been reversed in the reconciliation below.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-44

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Reconciliation of consolidated statements of financial position as at April 30, 2012

	As reported			As Reported under
	under IFRS,			U.S. GAAP,
	April 30, 2012	Reclassifications	Adjustments	April 30, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,781	$-	$-	$8,781
Accounts receivable, net of allowance for doubtful accounts	3,878	-	-	3,878
Lease receivable, net of allowance for doubtful accounts	302	-	-	302
Inventories	346	-	-	346
Prepaid expenses and other assets	724	-	-	724
Deferred product costs	1,398	-	-	1,398
	15,429	-	-	15,429
NON-CURRENT ASSETS
Lease receivable, net of allowance for doubtful accounts	394	-	-	394
Prepaid expenses and other assets	80	-	-	80
Deferred product costs	1,406	-	-	1,406
Property and equipment, net of accumulated depreciation	1,399	9,294	-	10,693
Goodwill	4,707	-	-	4,707
Intangible assets, net of accumulated amortization	13,367	(9,294)	-	4,073
TOTAL ASSETS	$36,782	$-	$-	$36,782
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,373	$-	$-	1,373
Accrued liabilities	2,654	-	-	2,654
Provisions	501	-	-	501
Deferred product revenue	1,771	-	-	1,771
Finance lease obligations	-	-	-	-
	6,299	-	-	6,299
NON-CURRENT LIABILITIES
Deferred product revenue	1,736	-	-	1,736
Finance lease obligations	-	-	-	-
TOTAL LIABILITIES	$8,035	$-	$-	$8,035
SHAREHOLDERS’ EQUITY
Common shares	130,053	-	-	130,053
Contributed surplus	3,670	-	(24)	3,646
Foreign currency translation reserve	(74)	630	-	556
Deficit	(104,902)	(630)	24	(105,508)
TOTAL SHAREHOLDERS’ EQUITY	28,747	$-	$-	$28,747
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,782	$-	$-	$36,782

WIRELESS MATRIX 2012 ANNUAL REPORT | F-45

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Reconciliation of consolidated statements of financial position as at April 30, 2011

	As reported			As Reported under
	under IFRS,			U.S. GAAP,
	April 30, 2011	Reclassifications	Adjustments	April 30, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,982	$-	$-	$11,982
Accounts receivable, net of allowance for doubtful accounts	4,863	-	-	4,863
Lease receivable, net of allowance for doubtful accounts	8	-	-	8
Inventories	275	-	-	275
Prepaid expenses and other assets	1,165	-	-	1,165
Deferred product costs	2,586	-	-	2,586
	20,879	-	-	20,879
NON-CURRENT ASSETS
Lease receivable, net of allowance for doubtful accounts	7	-	-	7
Prepaid expenses and other assets	153	-	-	153
Deferred product costs	2,802	-	-	2,802
Property and equipment, net of accumulated depreciation	1,938	7,068	-	9,006
Goodwill	4,707	-	-	4,707
Intangible assets, net of accumulated amortization	10,324	(7,068)	-	3,256
TOTAL ASSETS	$40,810	$-	$-	$40,810
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,522	$-	$-	$1,522
Accrued liabilities	2,134	-	-	2,134
Provisions	354	-	-	354
Deferred product revenue	3,515	-	-	3,515
Finance lease obligations	8	-	-	8
	7,533	-	-	7,533
NON-CURRENT LIABILITIES
Deferred product revenue	3,369	-	-	3,369
Finance lease obligations	-	-	-	-
TOTAL LIABILITIES	$10,902	$-	$-	$10,902
SHAREHOLDERS’ EQUITY
Common shares	129,364	-	-	129,364
Contributed surplus	3,474	-	(186)	3,288
Foreign currency translation reserve	(58)	630	-	572
Deficit	(102,872)	(630)	186	(103,316)
TOTAL SHAREHOLDERS’ EQUITY	$29,908	$-	$-	$29,908
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$40,810	$-	$-	$40,810

WIRELESS MATRIX 2012 ANNUAL REPORT | F-46

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Reconciliation of consolidated statements of loss and comprehensive loss for the year ended April 30, 2012

	As reported under		As reported under
	IFRS		U.S. GAAP
	for the year ended		for the year ended
	April 30, 2012	Adjustments	April 30, 2012
Revenue	$33,330	$-	33,330
Cost of sales, excluding depreciation, amortization and share-based
compensation	11,037	-	11,037
General and administrative expenses	16,562	-	16,562
Research and development expenses	1,541	-	1,541
Litigation related expenses and settlements	1,141	-	1,141
Severance expenses	586	-	586
Share-based compensation	220	162	382
Corporate reorganization costs	(99)	-	(99)
Depreciation of property and equipment	787	-	787
Impairment loss on property and equipment	92	-	92
Amortization of intangible assets	3,549	-	3,549
Finance income, net of foreign exchange gain	(37)	-	(37)
	(2,049)	(162)	(2,211)
Loss before income taxes
Income tax recovery	(19)	-	(19)
Net loss for the year	(2,030)	(162)	(2,192)
Exchange differences on translation of foreign operations	16	-	16
Net loss and comprehensive loss for the year	$(2,046)	$(162)	$(2,208)
Basic and diluted loss per share	$(0.02)	$-	$(0.03)
Weighted average number of common shares outstanding - basic	83,925,229		83,925,229
Weighted average number of common shares outstanding - diluted	83,925,229		83,925,229

WIRELESS MATRIX 2012 ANNUAL REPORT | F-47

Notes to the Consolidated Financial Statements
Wireless Matrix Corporation
As of April 30, 2012 and 2011 and May 1, 2010
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Reconciliation of consolidated statements of loss and comprehensive loss for the year ended April 30, 2011

	As reported under		As reported under
	IFRS		U.S. GAAP
	for the year ended		for the year ended
	April 30, 2011	Adjustments	April 30, 2011
Revenue	$34,686	$-	$34,686
Cost of sales, excluding depreciation, amortization and share-based
compensation	12,716	-	12,716
General and administrative expenses	14,507	-	14,507
Research and development expenses	2,753	-	2,753
Share-based compensation	577	349	926
Corporate reorganization costs	3,746	-	3,746
Depreciation of property and equipment	780	-	780
Impairment loss on property and equipment	27	-	27
Amortization of intangible assets	3,035	-	3,035
Finance income, net of foreign exchange gain	(50)	-	(50)
	(3,405)	(349)	(3,754)
Loss before income taxes
Income tax recovery	(57)	-	(57)
Net loss for the year	(3,348)	(349)	(3,697)
Exchange differences on translation of foreign operations	58	-	58
Net loss and comprehensive loss for the year	$(3,406)	(349)	$(3,755)
Basic and diluted loss per share	$(0.04)	$-	$(0.04)
Weighted average number of common shares outstanding - basic	83,028,456		83,028,456
Weighted average number of common shares outstanding - diluted	83,028,456		83,028,456

WIRELESS MATRIX 2012 ANNUAL REPORT | F-48

Wireless Matrix Corporation
Interim Consolidated Statements of Financial Position
(Unaudited)
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

	Notes	October 31, 2012	April 30, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	15	$7,210	$8,781
Accounts receivable, net of allowance for doubtful accounts	15	3,358	3,878
Lease receivable, net of allowance for doubtful accounts	15	421	302
Inventories	6	366	346
Prepaid expenses and other assets		582	724
Deferred product costs	8	1,212	1,398
		13,149	15,429
NON-CURRENT ASSETS
Lease receivable, net of allowance for doubtful accounts	15	529	394
Prepaid expenses and other assets		50	80
Deferred product costs	8	842	1,406
Property and equipment, net of accumulated depreciation	7	1,170	1,399
Goodwill	9	4,707	4,707
Intangible assets, net of accumulated amortization	9	12,392	13,367
TOTAL ASSETS		$32,839	$36,782
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	15	$978	$1,373
Accrued liabilities	15	2,333	2,654
Provisions	16	148	501
Deferred product revenue	8	1,553	1,771
		5,012	6,299
NON-CURRENT LIABILITIES
Deferred product revenue	8	1,039	1,736
TOTAL LIABILITIES		6,051	8,035
SHAREHOLDERS’ EQUITY
Common shares	11	129,838	130,053
Contributed surplus	11	3,964	3,670
Foreign currency translation reserve		(70)	(74)
Deficit		(106,944)	(104,902)
TOTAL SHAREHOLDERS’ EQUITY		26,788	28,747
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$32,839	$36,782

See accompanying notes

WIRELESS MATRIX 2012 ANNUAL REPORT | F-49

Wireless Matrix Corporation
Interim Consolidated Statements of Loss and Comprehensive Loss
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

		Three Months		Six Months Ended
		Ended October 31,		October 31,
	Notes	2012	2011	2012	2011
Service revenue	5,14	$6,154	$5,977	$12,443	$11,899
Hardware revenue	5,14	1,079	1,656	2,388	3,978
		7,233	7,633	14,831	15,877
Cost of sales, excluding depreciation, amortization and
share-based compensation	6,13,16	2,271	2,722	4,553	5,788
General and administrative expenses	13,16	3,945	4,188	8,312	7,995
Research and development expenses	9,16	917	422	1,403	861
Litigation-related expenses and settlements	16	-	15	-	255
Severance expenses		-	-	-	256
Share-based compensation	11	52	138	171	151
Corporate reorganization costs	16	-	(36)	(5)	(23)
Depreciation of property and equipment	7	181	197	361	388
Impairment loss on property and equipment	7	-	-	-	30
Amortization of intangible assets	9	1,032	717	2,077	1,602
Finance cost, net of foreign exchange gains (loss)		3	(24)	(3)	(26)
Loss before income taxes		(1,168)	(706)	(2,038)	(1,400)
Income tax expense (recovery)		-	-	4	(20)
Net loss for the period		(1,168)	(706)	(2,042)	(1,380)
Exchange differences on translation of foreign
operations		-	(20)	(6)	(16)
Net loss and comprehensive loss for the period		$(1,168)	$(726)	$(2,048)	$(1,396)
Basic and diluted loss per share		$(0.01)	$(0.01)	$(0.02)	$(0.02)
Weighted average number of common shares outstanding - basic		84,051,868	83,760,075	84,051,868	83,631,877
Weighted average number of common shares outstanding - diluted		84,051,868	83,760,075	84,051,868	83,631,877

See accompanying notes

WIRELESS MATRIX 2012 ANNUAL REPORT | F-50

Wireless Matrix Corporation
Interim Consolidated Statements of Cash Flows
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2012	2011	2012	2011
OPERATING ACTIVITIES
Net loss for the period	$(1,168)	$(706)	$(2,042)	$(1,380)
Non-cash items:
Depreciation of property and equipment	181	197	361	388
Amortization of intangible assets	1,032	717	2,077	1,602
Share-based compensation	52	138	171	151
Impairment loss of Intangibles	-	-	-	30
Foreign exchange loss (gain)	-	(20)	(6)	(16)
Changes in:
Accounts receivable	896	1,422	520	614
Lease receivable	(36)	(106)	(254)	(212)
Inventories	(15)	(35)	(20)	(23)
Deferred product costs	367	883	750	1,487
Prepaid expenses and other assets	-	133	172	370
Accounts payable and accrued liabilities	(454)	111	(716)	(513)
Provisions	(6)	(567)	(353)	(276)
Deferred product revenue	(482)	(1,373)	(915)	(1,977)
Interest paid	(2)	(2)	(4)	(4)
Interest received	2	8	4	14
Cash flows provided by (used in) operating activities	367	800	(255)	255
FINANCING ACTIVITIES
Repurchase of common stock	-	(3)	(92)	(3)
Proceeds from exercise of stock options	-	4	-	119
Payments of capital lease financing	-	(4)	-	(7)
Cash flows (used in) provided by financing activities	-	(3)	(92)	109
INVESTING ACTIVITIES
Purchase of property and equipment	-	(102)	(132)	(161)
Capitalization of intangible assets	(257)	(866)	(1,085)	(1,710)
Business acquisition	-	(1,771)	-	(1,771)
Cash flows used in investing activities	(257)	(2,739)	(1,217)	(3,642)
Foreign exchange effect on cash and cash equivalents	8	-	(7)	(17)
Net increase (decrease) in cash and cash equivalents during
the period	118	(1,942)	(1,571)	(3,295)
Cash and cash equivalents, beginning of period	7,092	10,629	8,781	11,982
Cash and cash equivalents, end of period	$7,210	$8,687	$7,210	$8,687

See accompanying notes

WIRELESS MATRIX 2012 ANNUAL REPORT | F-51

Wireless Matrix Corporation
Interim Consolidated Statements of Shareholders’ Equity
(Unaudited)
For the six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

					Foreign
					currency		Total
				Contributed	translation		shareholders’
	Notes	Common shares		surplus	reserve	Deficit	equity
		#	$
Balance at April 30, 2012		84,187,368	$130,053	$3,670	($74)	($104,902)	$28,747
Repurchase of common stock	11	(135,500)	(215)	123	-	-	(92)
Issuance of common stock		-	-	-	-	-	-
Share-based compensation	11	-	-	171	-	-	171
Foreign currency translation loss on
conversion to reporting currency	3	-	-	-	4	-	4
Net loss for the period		-	-	-		(2,042)	(2,042)
Balance at October 31, 2012		84,051,868	$129,838	$3,964	($70)	($106,944)	$26,788

					Foreign
					currency		Total
				Contributed	translation		shareholders’
	Notes	Common shares		surplus	reserve	Deficit	equity
		#	$
Balance at April 30, 2011		83,348,264	$129,364	$3,474	($58)	($102,872)	$29,908
Repurchase of common stock	11	4,000	(6)	3	-	-	(3)
Issuance of common stock		710,043	575	-	-	-	575
Share-based compensation	11	-	-	151	-	-	151
Exercise of stock options	11	175,061	182	(63)	-	-	119
Foreign currency translation loss on
conversion to reporting currency	3	-	-	-	(16)	-	(16)
Net loss for the period		-	-	-	-	(1,380)	(1,380)
Balance at October 31, 2011		84,237,368	$130,115	$3,565	($74)	($104,252)	$29,354

See accompanying notes

WIRELESS MATRIX 2012 ANNUAL REPORT | F-52

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

1. BUSINESS DESCRIPTION

Wireless Matrix Corporation (“Wireless Matrix”, the “Corporation”, “us”, “we” or “our”) provides software solutions and communications to improve service fleet performance metrics. The Corporation is a publicly traded company on the Toronto Stock Exchange (TSX: WRX). The Corporation’s headquarters is located at 13645 Dulles Technology Drive, Herndon, Virginia, 20171.

Our solutions provide satellite data communications and location intelligence for managing, measuring and monitoring service execution. Users consistently report greater on-time arrivals ratios, increased productivity and lower total operating expenses. The Wireless Matrix solution suite includes FleetOutlook®, a web-based platform providing fleet operators complete visibility of their operations enabled by vehicle mounted wireless data communication services and devices.

2. STATEMENT OF COMPLIANCE

These interim consolidated financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting, as issued by the International Accounting Standards Board (“IASB”) and using the same accounting policies and methods as were used for the Company’s annual financial statements and notes thereto for the year ended April 30, 2012, except for any new accounting pronouncements which have been adopted. These interim consolidated financial statements do not include all of the information and disclosures required by International Financial Reporting Standards (“IFRS”) for annual financial statements. Accordingly, these interim consolidated financial statements should be read in conjunction with the Company’s annual financial statements as at and for the year ended April 30, 2012 and the accompanying notes.

These interim consolidated financial statements were approved by the Audit Committee of the Board of Directors and authorized for issue on February 4, 2013.

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The interim consolidated financial statements have been prepared on a historical cost basis. The detailed accounting policies set out below have been applied consistently for all periods presented in these interim consolidated financial statements. All amounts are expressed in U.S. dollars (unless otherwise specified), rounded to the nearest thousand.

Basis of consolidation

The interim consolidated financial statements include the accounts of Wireless Matrix and those of its wholly owned subsidiary, Wireless Matrix USA, Inc. Inter-company transactions and balances have been eliminated on consolidation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid investments subject to minimal risk of changes in value and which have original maturities of three months or less at the date of purchase.

Changes in the fair value of our cash and cash equivalents are included in interest income each period. Cash and cash equivalents are designated as held-for-trading, which are measured at fair value.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-53

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Financial instruments

The Corporation classifies our financial assets and liabilities into the following categories:

  Loans and receivables
  Other financial liabilities
  Held-for-trading

The Corporation has not classified any financial instruments as available-for-sale or fair value through profit or loss. Appropriate classification of financial assets and liabilities is determined at the time of initial recognition or when reclassified on the interim consolidated statement of financial position. Cash and cash equivalents are classified as held-for-trading.

Loans and receivables
Loans and receivables include originated and purchased non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Assets in this category include accounts receivables and lease receivables. Loans and receivables are initially recognized at fair value plus transaction costs. They are subsequently measured at amortized cost using the effective interest rate method less any impairment. Receivables are reduced by provisions for estimated bad debts.

Other financial liabilities
Other financial liabilities include accounts payable, accrued liabilities, which are measured at amortized cost using the effective interest rate method.

Impairment of financial assets

The Corporation assesses at each reporting date whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that have occurred after the initial recognition of the asset (an incurred ‘loss event’) and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the customer or a group of customers are experiencing significant financial difficulty, the probability that they will enter bankruptcy or other financial reorganization and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Inventories

Inventories of components and finished goods are valued at the lower of cost or net realizable value. Cost for all categories is determined on a first-in, first-out basis. When there is a significant change in economic circumstances, inventory that has been previously written down below cost is written back up provided the reversal does not exceed original cost. Net realizable value is the estimated selling price in the ordinary course of business, and the estimated costs necessary to make the sale.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-54

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Property and equipment

Property and equipment comprise computer equipment, office furniture and fittings, data center equipment and other assets. Wireless Matrix has chosen to use the cost model for all classes of property and equipment at the transition date. Property and lease equipment are stated at cost, net of depreciation and/or accumulated impairment losses, if any. The carrying values of items in property and equipment are reviewed annually for impairment or when events or changes in circumstances indicate the carrying value may not be recovered. If any such indication exists the assets are written down to their recoverable amount. Parts of property and equipment that have a different useful life are accounted for as separate items of property and equipment.

Property and equipment are recorded at cost. Depreciation is provided on a basis and at rates designed to depreciate the cost of the assets over their estimated useful lives and begins when the asset is ready for use. Depreciation is recorded on a straight-line basis and is recognized over the periods as indicated below:

Computer equipment	4 years
Office furniture, equipment and leasehold improvements	4 years
Manufacturing tools and equipment	5 years

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is its fair value as at the date of acquisition. Purchased intangible assets consist of software technology (including a portfolio of patents), customer contracts and non-contract customer relationships, and marketing related assets such as trademarks and internet domain names.

Research costs are expensed as incurred. Development expenditures, on an individual project, are recognized as an intangible asset when the Corporation can demonstrate:

  The technical feasibility of completing the intangible asset so that it will be available for use or sale,
  Its intention to complete and its ability to use or sell the asset,
  How the asset will generate future economic benefits,
  The availability of resources to complete the asset, The ability to measure reliably the expenditure during development.

Amortization is provided on a basis and at rates designed to amortize the cost of the assets over their estimated useful lives and begins when the asset is ready for use. Amortization is recorded on a straight-line basis and is recognized over the periods as indicated below:

Computer software	4 years
Internal systems and development costs	5 years
Technology and intellectual property, including trademarks	5 years
Customer contracts and relationships	7 years

Impairment of long-lived assets

When events or circumstances indicate potential impairment of long-lived assets, these long-lived assets are written down to their fair value if the net carrying amount of the asset exceeds the net recoverable amount, calculated as the sum of the undiscounted cash flows related to the asset.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-55

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The impairment test consists of the comparison of the fair value of the long-lived assets with their carrying value. The fair value is calculated based on one or more fair value measures including present value techniques of estimated future cash flows and estimated amounts at which the long-lived asset could be bought or sold in a current transaction between willing parties.

If the carrying amount of the long-lived asset exceeds the fair value, an impairment loss equal to the excess is recorded in net loss for the period.

A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the interim consolidated statements of loss and comprehensive loss unless the asset is carried at a revalued amount, in which case the reversal is treated as a revaluation increase.

Goodwill

Goodwill represents the excess of the cost of business acquisitions over the fair value of related net identifiable tangible and intangible assets acquired. Goodwill is tested for impairment on an annual basis or more frequently if events or changes in circumstances indicate that it might be impaired.

Impairment is determined for goodwill by assessing the recoverable amount of the cash-generating unit (“CGU”) to which the goodwill relates. Where the recoverable amount of the CGU is less than its carrying amount, an impairment loss is recognized.

Revenue recognition

Wireless Matrix recognizes revenue when the price is fixed and determinable, persuasive evidence of an agreement exists, the obligations under any such agreement are fulfilled and collectability is probable.

Wireless Matrix’s revenues are comprised of monthly service fees which are recognized when the application, wireless and satellite services are performed. Proprietary hardware product sales enabling a vehicle to utilize the communications and/or application services, their associated upfront activation fees and product costs are deferred and recognized rateably over the minimum service contract period, which can be up to five years. Revenues for non-proprietary equipment, navigation perpetual licensing fees and sales are recognized upon shipment. The Corporation’s revenue arrangements may contain multiple elements. For arrangements involving multiple elements, the Corporation allocates revenue to each component of the arrangement using the relative selling price method. The allocated portion of the arrangement which is undelivered is then deferred.

Share-based compensation

Wireless Matrix has an employee stock option plan that is described in note 11. The Corporation accounts for share-based awards which require the Corporation to measure and recognize compensation expense for all share-based payment awards made to employees and directors based on estimated fair values.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-56

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The fair value of share-based payments is determined using the Black-Scholes option pricing model, which is affected by the Corporation’s share price as well as assumptions regarding a number of variables on the date of grant. Forfeitures for the share-based awards are estimated on the grant date and revised if the actual forfeitures differ from previous estimates. Employee share-based payments are expensed using the straight-line method over the period in which services are provided. The offsetting entry to the share-based payment expense is an increase to contributed surplus by an amount equal to the related share-based payment expense. Upon exercise, the proceeds from the options together with the compensation recorded in contributed surplus are credited to share capital.

Income taxes

Current income tax assets and liabilities for the period are measured at the amount expected to be recovered from or paid to the taxation authorities.

The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Corporation operates and generates taxable income. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax is provided using the liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except where the deferred tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry forward of unused tax credits and unused tax losses can be utilized, except where the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is not probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax items are recognized in correlation to the underlying transaction in other comprehensive income (loss).

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-57

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Loss per share

The calculation of basic loss per share is based on the weighted average number of common shares outstanding. Diluted loss per share is calculated taking into consideration the effect of potential conversions and the exercising of options. The treasury stock method is used in calculating diluted loss per share. This method assumes that any proceeds from the exercise of stock options would be used to purchase common shares at the average market price during the period. The issuance of additional common shares on stock options during those periods would be anti-dilutive.

Foreign currency translation

The reporting currency of the Corporation is the U.S. dollar. The functional currency of the parent company, Wireless Matrix Corporation, is the Canadian dollar. The functional currency of the Corporation’s wholly-owned subsidiary, Wireless Matrix USA, Inc., is the U.S. dollar. The Corporation’s operating activities are conducted principally through this subsidiary.

Transactions in foreign currencies are initially recorded in the respective functional currency of the entity on the date of the transaction.

Monetary assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect as at the end of the reporting period. Other non-monetary assets and liabilities are translated at their historical exchange rates. Revenue and expenses are translated at average exchange rates prevailing during the period. Gains and losses resulting from foreign currency translation are recorded in the interim consolidated statements of loss and comprehensive loss.

Assets and liabilities of Wireless Matrix USA, Inc. are translated into Canadian dollars at the period-end rates of exchange and revenue and expense items are translated at the average rate of exchange during the period where these approximate actual rates. Exchange gains or losses arising from the translation of the parent company are included as part of other reserves.

Provisions

Provisions are recognized when the Corporation has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The expense relating to any provision is presented in the interim consolidated statements of loss and comprehensive loss net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

Warranty provisions
Provisions for warranty-related costs are recognized when the product is sold or the service provided. Initial recognition is based on historical experience. The initial estimate of warranty-related costs is revised annually.

Restructuring provisions
Restructuring provisions are recognized when the Corporation has in place a detailed formal plan about the business or part of the business concerned, the location and number of employees affected, a detailed estimate of the associated costs and the appropriate time-line. The people affected have a valid expectation that the restructuring is being carried out or the implementation has been initiated already.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-58

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Leases

The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement at the inception date, whether fulfillment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset, even if that right is not explicitly specified in an arrangement.

Corporation as a lessee
Finance leases which transfer to the Corporation substantially all the risks and benefits incidental to ownership of the leased item are capitalized at the commencement of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized in the interim consolidated statements of loss and comprehensive loss. A leased asset is depreciated over the useful life of the asset. However, if there is no reasonable certainty that the Corporation will obtain ownership by the end of the lease term, the asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

Operating lease payments are recognized as an operating expense in the interim consolidated statements of loss and comprehensive loss on a straight-line basis over the lease term.

Corporation as a lessor
Leases in which the Corporation transfers substantially all the risks and rewards incidental to ownership of the asset are classified as finance leases.

New standards issued but not yet effective

Standards issued but not yet effective up to the date of issuance of the Corporation’s interim consolidated financial statements are listed below. This listing is of standards and interpretations issued, which the Corporation reasonably expects to be applicable at a future date. The Corporation intends to adopt those standards when they become effective.

IFRS 9, Financial Instruments: Classification and Measurement
In November 2009, the IASB issued IFRS 9, which covers classification and measurement as the first part of its project to replace IAS 39, Financial Instruments: Recognition and Measurement. In October 2010, the IASB also incorporated new accounting requirements for liabilities. The standard introduces new requirements for measurement and eliminates the current classification of loans and receivables, available-for-sale and held-to-maturity, currently in IAS 39. There are new requirements for the accounting of financial liabilities as well as a carryover of requirements from IAS 39.

The Corporation does not anticipate early adoption and will adopt the standard on the effective date of January 1, 2015. The Corporation has not yet determined the impact of this new standard on the interim consolidated financial statements.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-59

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

IFRS 10, Consolidated Financial Statements
IFRS 10 replaces the portion of IAS 27, Consolidated and Separate Financial Statements that addresses the accounting for consolidated financial statements. It also includes the issues raised in SIC-12, Consolidation - Special Purpose Entities. What remains in IAS 27 is limited to accounting for subsidiaries, jointly controlled entities, and associates in separate financial statements. IFRS 10 establishes a single control model that applies to all entities (including ‘special purpose entities,’ or ‘structured entities’ as they are now referred to in the new standards or ‘variable interest entities’ as they are referred to in US GAAP). The changes introduced by IFRS 10 will require management to exercise significant judgment to determine which entities are controlled, and therefore are required to be consolidated by a parent, compared with the requirements that were in IAS 27. Under IFRS 10, an investor controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. This principle applies to all investees, including structured entities.

IFRS 10 is effective for annual periods commencing on or after January 1, 2013. The Corporation expects that the adoption of this amendment will not have a material impact, if any, on the consolidated interim financial statements.

IFRS 11, Joint Arrangements
IFRS 11 replaces IAS 31, Interests in Joint Ventures, and SIC-13, Jointly-controlled Entities — Non-monetary Contributions by Venturers. IFRS 11 uses some of the terms that were used by IAS 31, but with different meanings. Whereas IAS 31 identified three forms of joint ventures (i.e., jointly controlled operations, jointly controlled assets and jointly controlled entities), IFRS 11 addresses only two forms of joint arrangements (joint operations and joint ventures) where there is joint control.

IFRS 11 defines joint control as the contractually agreed sharing of control of an arrangement which exists only when the decisions about the relevant activities require the unanimous consent of the parties sharing control. Because IFRS 11 uses the principle of control in IFRS 10 to define joint control, the determination of whether joint control exists may change. In addition, IFRS 11 removes the option to account for jointly controlled entities (JCEs) using proportionate consolidation. Instead, JCEs that meet the definition of a joint venture must be accounted for using the equity method. For joint operations (which includes former jointly controlled operations, jointly controlled assets, and potentially some former JCEs), an entity recognizes its assets, liabilities, revenues and expenses, and/or its relative share of those items, if any. In addition, when specifying the appropriate accounting, IAS 31 focused on the legal form of the entity, whereas IFRS 11 focuses on the nature of the rights and obligations arising from the arrangement.

IFRS 11 is effective for annual periods commencing on or after January 1, 2013. The Corporation expects that the adoption of this amendment will not have a material impact, if any, on the interim consolidated financial statements.

IFRS 12, Disclosure of Interests in Other Entities
IFRS 12 includes all of the disclosures that were previously in IAS 27, Consolidated and Separate Financial Statements, related to consolidated financial statements, as well as all of the disclosures that were previously included in IAS 31 and IAS 28, Investment in Associates. These disclosures relate to an entity’s interests in subsidiaries, joint arrangements, associates and structured entities. A number of new disclosures are also required. One of the most significant changes introduced by IFRS 12 is that an entity is now required to disclose the judgments made to determine whether it controls another entity.

IFRS 12 is effective for annual periods commencing on or after January 1, 2013. The Corporation is currently in the process of evaluating the implications of this new standard and expects that the adoption will not have a material impact, if any, on the interim consolidated financial statements.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-60

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

IFRS 13, Fair Value Measurement
IFRS 13 does not change when an entity is required to use fair value, but rather provides guidance on how to measure the fair value of financial and non-financial assets and liabilities when required or permitted by IFRS. While many of the concepts in IFRS 13 are consistent with current practice, certain principles, such as the prohibition on blockage discounts for all fair value measurements, could have a significant effect.

IFRS 13 is effective for annual periods commencing on or after January 1, 2013 and will be applied prospectively. The Corporation is currently in the process of evaluating the implications of this new standard.

IAS 1, Presentation of Financial Statements
The IASB amended IAS 1 by revising how certain items are presented in other comprehensive income (OCI). Items within OCI that may be reclassified to net income or loss will be separated from items that will not. The standard is effective for fiscal years beginning on or after July 1, 2012, with early adoption permitted.

The Corporation is currently evaluating the implications of this new standard.

IAS 19, Employee Benefits
The IASB made a number of amendments to IAS 19, which included eliminating the use of the “corridor” approach and requiring remeasurements to be presented in OCI. The standard also included amendments related to termination benefits as well as enhanced disclosures. The standard is effective for fiscal years beginning on or after January 1, 2013 with early adoption permitted. The Corporation expects that the adoption of this amendment will not have a material impact, if any, on the interim consolidated financial statements.

4. SIGNIFICANT ACCOUNTING ESTIMATES, JUDGMENTS AND ASSUMPTIONS

The preparation of interim consolidated financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods.

However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods. The most significant estimates, judgments and assumptions made by management in the preparation of the Corporation’s interim consolidated financial statements are outlined below.

Impairment of goodwill

An impairment exists when the carrying value of an asset or CGU exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use. The fair value less costs to sell calculation is based on available market data less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow model. These calculations require the use of estimates and forecasts of future cash flows. Qualitative factors, including market presence and trends, strength of customer relationships, strength of local management, strength of debt and capital markets, and degree of variability in cash flows, as well as other factors, are considered when making assumptions with regard to future cash flows and the appropriate discount rate.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-61

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The recoverable amount is most sensitive to the discount rate used for the discounted cash flow model as well as the expected future cash inflows and the growth rate used for extrapolation purposes. A change in any of the significant assumptions or estimates used to evaluate goodwill and other non-financial assets could result in a material change to the results of operations.

Impairment of long-lived assets

When events or circumstances indicate potential impairment of long-lived assets, these long-lived assets are written down to their fair value if the net carrying amount of the asset exceeds the net recoverable amount, calculated as the sum of the discounted cash flows related to the asset.

The impairment test consists of the comparison of the fair value of the long-lived assets with their carrying value. The fair value is calculated based on one or more fair value measures including present value techniques of estimated future cash flows and estimated amounts at which the long-lived asset could be bought or sold in a current transaction between willing parties. If the carrying amount of the long-lived asset exceeds the fair value, an impairment loss equal to the excess is recorded in net loss for the period.

A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the interim consolidated statements of loss and comprehensive loss unless the asset is carried at a revalued amount, in which case the reversal is treated as a revaluation increase.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-62

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Income tax provisions

Tax regulations and legislation and the interpretations thereof in the various jurisdictions in which the Corporation operates are subject to change. As such, income taxes are subject to measurement uncertainty. Deferred income tax assets are recognized to the extent that it is probable that the deductible temporary differences will be recoverable in future periods.

The recoverability assessment involves a significant amount of estimation including an evaluation of when the temporary differences will reverse, an analysis of the amount of future taxable earnings, the availability of cash flow to offset the tax assets when the reversal occurs and the application of tax laws. To the extent that assumptions used in the recoverability assessment change, there may be a significant impact on the interim consolidated financial statements of future periods.

Provisions and contingencies

Contingencies, by their nature, are subject to measurement uncertainty as the financial impact will only be confirmed by the outcome of a future event. The assessment of contingencies involves a significant amount of judgment including assessing whether a present obligation exists and providing a reliable estimate of the amount of cash outflow required in settling the obligation. The uncertainty involved with the timing and amount at which a contingency will be settled may have a material impact on the interim consolidated financial statements of future periods to the extent that the amount provided for differs from the actual outcome. Refer to note 16 for further details.

Share-based payments

The Corporation measures the cost of equity-settled transactions with employees by reference to the fair value of equity instruments at the date at which the services are received. Estimating fair value for share-based payments requires determining the most appropriate valuation model for a grant, which is dependent on the terms and conditions of the grant. This also requires determining the most appropriate inputs to the valuation model including the expected life of the option, volatility and dividend yield. Refer to note 11 for further details.

Inventory obsolescence provision

The Corporation's inventory obsolescence provision is determined at each reporting period and the changes recorded in the interim consolidated statements of loss and comprehensive loss. This calculation requires the use of estimates and forecasts of future sales. Qualitative factors, including market presence and trends, strength of customer relationships, as well as other factors, are considered when making assumptions with regard to recoverability. A change in any of the significant assumptions or estimates used could result in a material change to the provision.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-63

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

5. REVENUE

The composition of revenue was as follows:

	Three months ended		Six months ended
	October 31,		October 31,
	2012	2011	2012	2011
Application related services	$3,869	$3,407	$7,752	$6,695
Satellite related services	2,285	2,570	4,691	5,204
Hardware and license revenue	1,079	1,656	2,388	3,978
	$7,233	$7,633	$14,831	$15,877

6. INVENTORIES

	October 31, 2012	April 30, 2012
Components	$109	$-
Finished goods	257	346
	$366	$346

Inventory costs include the purchase price, duties and taxes, freight, handling and other costs directly attributable to the acquisition of the inventory. Inventories of finished goods are determined on a first-in, first-out basis and valued at the lower of cost or net realizable value.

Inventories are disclosed on the interim consolidated statements of financial position, net of obsolescence provision. As at October 31, 2012 and April 30, 2012, $1,104 and $1,008 of the inventories have been reserved, respectively, related to end-of-life proprietary hardware. As of October 31, 2012, no inventory provisions had been reversed.

Inventory expense included in cost of sales, excluding write-downs for the three months ended October 31, 2012 and 2011 were $685 and $1,189, respectively.

7. PROPERTY AND EQUIPMENT

		Office furniture,
		equipment and	Manufacturing
	Computer	leasehold	tools and
Cost	equipment	improvements	equipment	Total
Balance, April 30, 2012	$2,463	$485	$101	$3,049
Additions	130	2	-	132
Balance, October 31, 2012	$2,593	$487	$101	$3,181
Depreciation
Balance, April 30, 2012	$1,244	$341	$65	$1,650
Depreciation	307	49	5	361
Balance, October 31, 2012	$1,551	$390	$70	$2,011

WIRELESS MATRIX 2012 ANNUAL REPORT | F-64

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Net book value
Balance, October 31, 2012	$1,042	$97	$31	$1,170
Balance, April 30, 2012	$1,219	$144	$36	$1,399

Included in property and equipment are assets previously held under finance leases with a cost of nil and $57 and accumulated depreciation of nil and $57 as of October 31, 2012 and April 30, 2012, respectively.

8. DEFERRED PRODUCT REVENUE AND COSTS

	Deferred revenue	Deferred costs
Balance, April 30, 2012	$3,507	$2,804
Deferred during the year	33	-
Released to the interim consolidated statements of loss
and comprehensive loss	(948)	(750)
Balance, October 31, 2012	2,592	2,054
Current, October 31, 2012	1,553	1,212
Non-current, October 31, 2012	$1,039	$842

9. INTANGIBLE ASSETS AND GOODWILL

	Technology	Customer		Internal
	and	contracts		systems and
	intellectual	and	Computer	development
Cost	property	relationships	software	costs	Goodwill	Total
Balance, April 30, 2012	$4,888	$7,221	$1,957	$12,529	$4,707	$31,302
Additions - internal development	-	-	-	1,085	-	1,085
Additions	-	-	17	-	-	17
Balance, October 31, 2012	$4,888	$7,221	$1,974	$13,614	$4,707	$32,404
Amortization
Balance, April 30, 2012	$4,863	$4,211	$919	$3,235	-	$13,228
Amortization	-	502	202	1,373	-	2,077
Balance, October 31, 2012	$4,863	$4,713	$1,121	$4,608	-	$15,305
Net book value
Balance, October 31, 2012	$25	$2,508	$853	$9,006	$4,707	$17,099
Balance, April 30, 2012	$25	$3,010	$1,038	$9,294	$4,707	$18,074

WIRELESS MATRIX 2012 ANNUAL REPORT | F-65

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Internal systems and development costs are comprised primarily of internally developed software technology. Such software and other internally generated assets for internal use are capitalized at cost directly attributed to the development of the assets plus an appropriate allocation of overhead cost. Impairments are recorded if the carrying amount of an asset exceeds the recoverable amount.

As no borrowing costs were incurred related to the intangible assets, no amounts of borrowing costs have been capitalized. The remaining amortization period for intangible assets ranges from three to five years. During the three and six months ended October 31, 2012, Wireless Matrix recognized $917 and $1,403, respectively, of research and development expenses. During the three and six months ended October 31, 2011, Wireless Matrix recognized $422 and $861, respectively, of research and development expenses.

10. MANAGEMENT OF CAPITAL

The Corporation defines the capital that we manage as the aggregate of debt borrowed under our line of credit, common stock and deficit.

As of October 31, 2012, Wireless Matrix had a deficit of $106,944, common stock of $129,838 and no borrowings under our credit facility with a U.S. bank. We manage our capital to safeguard our ability to continue as a going concern and provide an adequate return to shareholders by pricing products and services commensurately with the level of risk. We set the amount of capital in proportion to risk, manage the capital structure and make adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, we may issue new shares or sell assets to reduce the need to acquire debt or issue equity. Wireless Matrix has not paid any dividends to date.

Wireless Matrix is in compliance with financial covenants associated with our Silicon Valley Bank’s $4,000 line of credit as of October 31, 2012. There were no amounts drawn on this facility as of October 31, 2012. Wireless Matrix, subsequent to year end, chose not renew this line of credit based on current and projected cash flow needs.

11. COMMON SHARES

Authorized

Unlimited number of voting common shares with no par value and unlimited number of non-voting preferred shares with no par value.

	Number of shares	Amount
Balance at April 30, 2011	83,348,264	$129,364
Common shares repurchased	4,000	(6)
Common shares issued	710,043	575
Options exercised	175,061	182
Balance at October 31, 2011	84,237,368	$130,115

	Number of shares	Amount
Balance, April 30, 2012	84,187,368	$130,053
Common shares repurchased	(135,500)	(215)
Balance, October 31, 2012	84,051,868	$129,838

WIRELESS MATRIX 2012 ANNUAL REPORT | F-66

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Share-based compensation

Pursuant to the Corporation’s stock option plan, as of October 31, 2012, 10,926,742 common shares were reserved for issuance to eligible directors, officers, and employees with terms of five years from the date of grant. The options vest over various periods and are exercisable immediately thereafter. The Corporation grants each option with an exercise price equal to the weighted average market price of the Corporation’s stock five days prior to the grant date as determined in accordance with the Corporation’s stock option plan.

The stock option plan provides an option to settle stock options in cash or stock whereby the Corporation may purchase the outstanding options at the discretion of the Corporation at a price equal to the difference between the market price and the exercise price of the vested options. In November 2010, the Corporation authorized a limited number of stock options to be settled in shares, which resulted in an aggregate of 248,898 stock options being cancelled and 301,102 common shares being issued. The stock option plan continues to be accounted for as an equity plan as the criteria for liability accounting has not been met. The Corporation uses the fair value method of accounting for stock options, which estimates the fair value of the stock options granted on the date of grant, net of estimated forfeitures, and expenses this value over the vesting period. No stock options were awarded in the six months ended October 31, 2012.

	2012	2011
Dividend yield	n/a	0%
Risk-free interest rate	n/a	1%
Expected life	n/a	4 years
Expected volatility	n/a	48%

Summary of the activity under the stock option plan is as follows:

		Weighted average
	Number of	exercise price/share
	options	Cdn$
Outstanding at April 30, 2011	7,802,973	$0.93
Granted	1,173,498	$0.79
Forfeited	(813,482)	$0.97
Expired	(20,000)	$0.50
Exercised	(175,061)	$0.69
Outstanding at October 31, 2011	7,967,928	$0.91
Options exercisable at October 31, 2011	4,893,757	$0.91

		Weighted average
	Number of	exercise price/share
	options	Cdn$
Outstanding at April 30, 2012	7,539,127	$0.90
Forfeited	(1,878,748)	$0.90
Expired	(637,115)	$0.96
Outstanding at October 31, 2012	5,023,264	$0.89
Options exercisable at October 31, 2012	3,935,714	$0.91

WIRELESS MATRIX 2012 ANNUAL REPORT | F-67

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The following table summarizes the options outstanding at October 31, 2011 and 2012:

	Options outstanding			Options exercisable
			Weighted average
	Number of	Weighted average	remaining life in	Number of	Weighted average
	options	exercise price (Cdn$)	years	options	exercise price (Cdn$)
$0.00 - $0.75	1,137,032	$0.69	1.8	1,137,032	$0.69
$0.76 - $0.90	1,409,276	$0.80	4.3	203,528	$0.82
$0.91 - $1.06	5,421,620	$0.98	2.8	3,553,197	$0.99
October 31, 2011	7,967,928	$0.91	2.9	4,893,757	$0.91

	Options outstanding			Options exercisable
			Weighted average
	Number of	Weighted average	remaining life in	Number of	Weighted average
	options	exercise price (Cdn$)	years	options	exercise price (Cdn$)
$0.00 - $0.75	727,599	$0.68	1.1	663,099	$0.69
$0.76 - $0.90	1,386,629	$0.80	3.4	706,387	$0.80
$0.91 - $1.06	2,909,036	$0.99	2.2	2,566,228	$1.00
October 31, 2012	5,023,264	$0.89	2.4	3,935,714	$0.91

The Corporation has recorded share-based compensation expense for the three and six months ended October 31, 2012 of $52 and $171, respectively and for the three and six months ended October 31, 2011 of $138 and $151, respectively. This charge has been credited to contributed surplus. Upon the exercise of stock options nil and $182 for the six months ended October 31, 2012 and 2011, respectively, were recorded in share capital and include the amounts transferred from contributed surplus.

Normal course issuer bid

During the first quarter of fiscal 2012, Wireless Matrix announced a normal course issuer bid to repurchase up to the lesser of: (i) 4,175,531 common shares, being 5% of the Corporation’s issued and outstanding common shares as of July 28, 2011; and (ii) CDN$1,000 of common shares.

Our normal course issuer bid commenced on August 9, 2011 and terminated on August 8, 2012. Common shares repurchased under the normal course issuer bid were cancelled.

The price we paid for common shares was the market price at the time of acquisition. Amounts paid in excess of or less than the book value of the common shares purchased were recorded as a charge or credit to shareholders’ equity. From August 9, 2011 through August 8, 2012, we repurchased 184,000 common shares through this normal course issuer bid for $250.

12. SECURED CREDIT FACILITY

The Corporation has a $4,000 accounts receivable secured line of credit facility with Silicon Valley Bank as of October 31, 2012. Silicon Valley Bank requires a general security agreement covering all our assets and a requirement that the Corporation meet certain bank covenants, which we were in compliance as of October 31, 2012. Interest on the credit facility is the same as the bank’s prime rate. Wireless Matrix has no amounts outstanding as of October 31, 2012 and 2011 under this line of credit and subsequent to year end, Wireless Matrix chose not to renew this line of credit based on current and projected cash flow needs.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-68

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

13. COMMITMENTS AND CONTINGENCIES

Lessee

Details of the future minimum annual payments, before operating costs, as of October 31, 2012 are as follows:

	Communication agreements	Operating leases
2013	$150	$290
2014	200	456
2015	-	112
	$350	$858

Summary of communication agreement and operating lease expenses:

	Three months ended		Six months ended
	October 31		October 31
	2012	2011	2012	2011
Operating leases included in general and administrative expenses	$109	$117	$247	$220
Operating leases included in cost of sales	36	114	132	230
Communication agreements included in cost of sales	75	525	150	1,075
	$220	$756	$529	$1,525

Other

The Corporation indemnifies our directors, officers and certain employees against any and all claims or losses reasonably incurred in the performance of their services to us to the extent permitted by law. We have acquired and maintain insurance for these directors, officers and employees.

14. SEGMENTED INFORMATION

The Corporation operates in a single reporting segment in which we provide mobile resource management solutions based on the business activity of the Corporation.

Geographic segmentation of revenues is determined based on the customer’s location. Approximately 96% and 98% of revenues were derived from sales to customers based in the United States in the three and six months ended October 31, 2012 respectively, versus 99% in the same periods ended October 31, 2011. The remainder of sales were to customers based in Canada.

For the quarters ended October 31, 2012 and 2011, Wireless Matrix had two customers whose amounts each represented more than 10% of service revenue and in total represented 25% and 26% of service revenue, respectively.

As of October 31, 2012, all non-current assets, goodwill and intangible assets are located in the United States.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-69

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

15. FINANCIAL INSTRUMENTS, RISK MANAGEMENT AND ECONOMIC DEPENDENCE

Fair values of financial assets and liabilities

Financial instruments consist of cash and cash equivalents, accounts receivable, lease receivable, accounts payable, and accrued liabilities.

As of October 31, 2012 and April 30, 2012, there were no significant differences between the carrying amounts of these financial instruments as reported on the interim consolidated statements of financial position and their estimated fair values.

The Corporation’s cash and cash equivalents consist of cash on deposit and highly liquid money market investments held at Silicon Valley Bank (United States institution) and Bank of Montreal (Canadian institution) subject to minimal risk of changes in value and which have original maturities of three months or less at the date of purchase.

Cash and cash equivalents consist of the following:

Cash and cash equivalents
	October 31, 2012	April 30, 2012
Cash	$1,952	$3,527
Cash equivalents	5,258	5,254
Cash and cash equivalents	$7,210	$8,781

The Corporation has designated our cash and cash equivalents as held-for-trading, which are measured at fair value. Accounts receivable are classified as loans and receivables, which are measured at amortized cost. Accounts payable, and accrued liabilities are classified as other financial liabilities and are measured at amortized cost. The Corporation had no financial instruments classified as available-for-sale or held-to-maturity as of October 31, 2012 and April 30, 2012.

	Cash, loans and	Other financial
As at October 31, 2012	receivables	liabilities	Total
Current financial assets:
Cash and cash equivalents	$7,210	$-	$7,210
Accounts receivable, net of allowance for doubtful accounts	3,358	-	3,358
Lease receivable, net of allowance for doubtful accounts	950	-	950
	$11,518	$-	$11,518
Financial liabilities:
Other financial liabilities	$-	$3,311	$3,311

	Cash, loans and	Other financial
As at April 30, 2012	receivables	liabilities	Total
Current financial assets:
Cash and cash equivalents	$8,781	$	$8,781
Accounts receivable, net of allowance for doubtful accounts	3,878	-	3,878
Lease receivable, net of allowance for doubtful accounts	696	-	696
	$13,355	$-	$13,355
Financial liabilities:
Other financial liabilities	$-	$4,027	$4,027

WIRELESS MATRIX 2012 ANNUAL REPORT | F-70

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Risks arising from financial instruments and risk management

The Corporation is exposed to a number of financial risks, market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Our overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on our financial performance.

Credit risk and customer concentration

The Corporation’s financial instruments that are exposed to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are held with U.S. and Canadian financial institutions. For accounts receivable, we provide our services to customers based on an evaluation of the customer’s financial condition. We established an allowance for doubtful accounts that corresponds to the specific credit risk of our customers, historical trends and economic circumstances. Management closely monitors the exposure for credit losses. For the three months ended October 31, 2012 and 2011, our five largest customers accounted for approximately 44% and 45% of revenue, respectively. These same customers accounted for 52% and 48% of the trade accounts receivable balance as of October 31, 2012 and 2011, respectively.

Our accounts receivable consisted of the following as of:

	October 31, 2012	April 30, 2012
Accounts receivable, gross	$3,480	$3,980
Less: allowance for doubtful accounts	(122)	(102)
Accounts receivable, net	$3,358	$3,878
Analysis:
Current accounts receivable	$2,206	$3,044
Past due 1 day to 30 days	938	251
Past due 31 to 60 days	137	138
Past due greater than 61 days	141	312
Less: allowance for doubtful accounts	(122)	(102)
Trade accounts receivable, net	3,300	3,643
Other receivables	58	235
Total accounts receivable	$3,358	$3,878

WIRELESS MATRIX 2012 ANNUAL REPORT | F-71

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

Our lease receivable consisted of the following as at:

	October 31, 2012	April 30, 2012
Lease receivable, gross	$1,047	$763
Less: allowance for doubtful accounts	(34)	(20)
Less: unrecognized finance income	(63)	(47)
Lease receivable, net	$950	$696
Maturity:
Year 1	$470	$314
Year 2	555	426
Year 3	22	23
Less: allowance for doubtful accounts	(34)	(20)
Less: unrecognized finance income	(63)	(47)
Lease receivable, net	$950	$696

The movement in the allowance for doubtful accounts is shown below:

	Accounts	Lease	Total
	receivable	receivable	receivable
Balance, April 30, 2012	$(102)	$(20)	$(122)
Allowance acquired	(20)	(14)	(34)
Balance, October 31, 2012	$(122)	$(34)	$(156)

Economic dependence

Among other services, Wireless Matrix provides satellite wireless data communications which are included in satellite services revenue and represents 32% and 34% of total sales for the three months ended October 31, 2012 and 2011, respectively. For the six months ended October 31, 2012 and 2011, satellite services revenue represented 32% and 33% of total sales, respectively. This satellite service revenues is principally generated on networks owned and operated by LightSquared. As a result, Wireless Matrix is economically dependent on LightSquared to provide these services.

Foreign exchange risk

Foreign exchange risk is the risk that variations in exchange rates between the U.S. and Canadian dollar currencies will affect our operating and financial results. Derivative instruments have not been used by us to reduce our net exposure to this foreign exchange risk.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-72

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

The Corporation’s exposure to fluctuations in the value of the Canadian dollar is affected by our financial instruments denominated in Canadian dollars and our estimated net purchases denominated in Canadian dollars:

	October 31, 2012	April 30, 2012
Cash	$83	$154
Accounts payable and accrued liabilities	(68)	-
Net exposure	$15	$154

As of October 31, 2012 and 2011, the effect of a hypothetical 10% immediate and adverse change in foreign currency exchange rates relative to the U.S. dollar on our foreign denominated financial instruments would increase net loss by approximately $2 and $11, respectively. A 10% strengthening of the Canadian dollar would have the equal but opposite effect.

Interest rate risk

The Corporation does not currently have any amounts drawn under our credit facility with Silicon Valley Bank and therefore does not currently have exposure to interest rate risk.

Liquidity risk

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. The Corporation’s objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet our liquidity requirements at any point in time under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Corporation’s reputation. We achieve this by maintaining sufficient cash and cash equivalents. As at October 31, 2012, we had cash and cash equivalents of $7,210, lease receivable of $421, accounts receivable of $3,358, undrawn credit facilities of $4,000, accounts payable of $978, accrued liabilities of $2,333, and provisions of $148. The Corporation does not have any loans outstanding or finance lease obligations as of October 31, 2012. All financial liabilities are short term in nature.

Description	Total	Less than one year
Accounts payable	$978	$978
Accrued liabilities	$2,333	$2,333

The Corporation has not experienced any significant fluctuations in liquidity outside of business acquisitions made in fiscal years 2007, 2008 and 2012. The Corporation may seek future acquisitions that will require the use of existing cash, credit facilities, additional debt instruments or capital stock.

The Corporation manages its liquidity by monitoring forecast, profit and cash flows from operations. The Corporation expects that continued cash flows from operations in fiscal year 2013, together with cash, accounts receivable and available credit facilities will be more than sufficient to fund our requirements for investments in working capital and property and equipment.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-73

Wireless Matrix Corporation
Notes to the Interim Consolidated Financial Statements
(Unaudited)
For the three and six months ended October 31, 2012 and 2011
Expressed in thousands of U.S. Dollars, except per share amounts and number of shares

16. PROVISIONS

Beginning in fiscal year 2010, Wireless Matrix began a reorganization effort to focus on our core competencies of recurring services through applications and communications, in order to align our operations to foster economies of scale and to facilitate improved communications. These initiatives included the discontinuation of the development, manufacturing, and sale of proprietary devices, and the closure of the Corporation’s facilities in Reston, Virginia, San Francisco, California and Burnaby, British Columbia, all of which were primarily completed by the third quarter of fiscal year 2011. In addition, during fiscal year 2012, with the acquisition of substantially all of the assets of SkyGuard LLC, we integrated their operations within Wireless Matrix’s structures and closed their offices in April 2012.

During the three and six months ended October 31, 2012, $7 and $14 respectively were amortized related to warranties and included in cost of sales.

	Contract	Other
	termination	employee
	costs and	termination
	other	benefits	Warranty	Total
Balance, April 30, 2012	$9	$330	$162	$501
Costs incurred and charged to expenses	-	(330)	-	(330)
Non-cash adjustments	(9)	-	(14)	(23)
Balance, October 31, 2012	$-	-	$148	$148

17. SUBSEQUENT EVENT

The Corporation announced on December 20, 2012 that it has reached an agreement to sell all the shares of Wireless Matrix USA Inc., a Delaware corporation and wholly-owned subsidiary of Wireless Matrix (“Wireless USA”) to CalAmp Corp. (“CalAmp”), a leader in wireless communications solutions, for $53.0 million in cash (“Transaction”). Wireless USA is the primary operating subsidiary of the Company. The agreement is subject to the approval of the shareholders of the Corporation, and CalAmp securing funding to complete the purchase and other closing conditions. The Transaction is expected to close within approximately 75 days. Upon closing of the Transaction, the Corporation plans to undergo an orderly liquidation and to return 100% of the remaining capital to its shareholders (less a reasonable expense fund for its representatives to conduct this transaction and liquidation) and de-list from the Toronto Stock Exchange.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-74

18. RECONCILIATION TO U.S. GAAP

The U.S. GAAP accounting principles used in the preparation of these interim consolidated financial statements conform in all material respects to IFRS, except as set out below:

i) Internally developed software

All internally developed software is recognized as an intangible asset under IFRS. However, under US GAAP, internally developed software is presented as property, plant and equipment. Internally developed software has been reclassified within the reconciliation below.

ii) Stock Options

Under IFRS, the Corporation records share-based compensation over the service period to which the compensation relates to. In some instances, share-based compensation is recorded prior to the grant date. An estimated compensation expense is recorded and subsequently adjusted upon the grant date. Under U.S. GAAP, the Corporation does not meet the criteria to record share-based compensation prior to the grant date of the related share-based compensation award. This difference has been adjusted for in the reconciliation below.

iii) Cumulative Translation Adjustment

Upon conversion to IFRS, in accordance with IFRS 1, the Corporation reset the cumulative translation adjustment account to zero at the Transition Date of May 1, 2010. Under U.S. GAAP, this adjustment would not have been recorded and has been reversed in the reconciliation below.

WIRELESS MATRIX 2012 ANNUAL REPORT | F-75

Reconciliation of interim consolidated statement of financial position as at October 31, 2012:

	As reported			As Reported
	under IFRS,			under U.S. GAAP,
	October 31, 2012	Reclassifications	Adjustments	October 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,210	$-	$-	$7,210
Accounts receivable, net of allowance for doubtful
accounts	3,324	-	-	3,324
Lease receivable, net of allowance for doubtful accounts	455	-	-	455
Inventories	366	-	-	366
Prepaid expenses and other assets	582	-	-	582
Deferred product costs	1,212	-	-	1,212
	13,149	-	-	13,149
NON-CURRENT ASSETS
Lease receivable, net of allowance for doubtful accounts	529	-	-	529
Prepaid expenses and other assets	50	-	-	50
Deferred product costs	842	-	-	842
Property and equipment, net of accumulated
depreciation	1,170	9,030	-	10,200
Goodwill	4,708	-	-	4,708
Intangible assets, net of accumulated amortization	12,391	(9,030)	-	3,361
TOTAL ASSETS	$32,839	$-	$-	$32,839
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$978	$-	$-	$978
Accrued liabilities	2,333	-	-	2,333
Provisions	148	-	-	148
Deferred product revenue	1,553	-	-	1,553
Capital lease obligations	-	-	-	-
	5,012	-	-	5,012
Deferred product revenue	1,039	-	-	1,039
Capital lease obligations	-	-	-	-
TOTAL LIABILITIES	6,051	-	-	6,051
SHAREHOLDERS’ EQUITY
Common shares	129,838	-	-	129,838
Contributed surplus	3,964	-	(41)	3,923
Accumulated other comprehensive income	(70)	630	-	560
Deficit	(106,944)	(630)	41	(107,533)
TOTAL EQUITY	26,788	-	-	26,788
TOTAL LIABILITIES AND SHAREHOLDERS’
EQUITY	$32,839	$-	$-	$32,839

WIRELESS MATRIX 2012 ANNUAL REPORT | F-76

Reconciliation of interim consolidated statement of financial position as at April 30, 2012:

	As reported			As Reported under
	under IFRS,			U.S. GAAP,
	April 30, 2012	Reclassifications	Adjustments	April 30, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,781	$-	$-	$8,781
Accounts receivable, net of allowance for doubtful accounts	3,878	-	-	3,878
Lease receivable, net of allowance for doubtful accounts	302	-	-	302
Inventories	346	-	-	346
Prepaid expenses and other assets	724	-	-	724
Deferred product costs	1,398	-	-	1,398
	15,429	-	-	15,429
NON-CURRENT ASSETS
Lease receivable, net of allowance for doubtful accounts	394	-	-	394
Prepaid expenses and other assets	80	-	-	80
Deferred product costs	1,406	-	-	1,406
Property and equipment, net of accumulated
depreciation	1,399	9,294	-	10,693
Goodwill	4,707	-	-	4,707
Intangible assets, net of accumulated amortization	13,367	(9,294)	-	4,073
TOTAL ASSETS	$36,782	$-	$-	$36,782
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,373	$-	$-	1,373
Accrued liabilities	2,654	-	-	2,654
Provisions	501	-	-	501
Deferred product revenue	1,771	-	-	1,771
Finance lease obligations	-	-	-	-
	6,299	-	-	6,299
NON-CURRENT LIABILITIES
Deferred product revenue	1,736	-	-	1,736
Finance lease obligations	-	-	-	-
TOTAL LIABILITIES	8,035	-	-	8,035
SHAREHOLDERS’ EQUITY
Common shares	130,053	-	-	130,053
Contributed surplus	3,670	-	(24)	3,646
Foreign currency translation reserve	(74)	630	-	556
Deficit	(104,902)	(630)	24	(105,508)
TOTAL SHAREHOLDERS’ EQUITY	28,747	-	-	$28,747
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,782	$-	$-	$36,782

WIRELESS MATRIX 2012 ANNUAL REPORT | F-77

Reconciliation of interim consolidated statements of loss and comprehensive loss for the three months ended October 31, 2012

	As reported			As reported under
	under IFRS for the			U.S. GAAP for the
	3 mos. ended			3 mos. ended
	October 31, 2012	Adjustments		October 31, 2012
Service Revenue	$6,154	$-		$6,154
Hardware Revenue	1,079	-		1,079
	7,233	-		7,233
Cost of sales, excluding depreciation and share-based compensation	2,271	-		2,271
General and administrative expenses	3,945	-		3,945
Research and development expenses	917	-		917
Litigation-related expenses and settlements	-	-		-
Stock-based compensation	52	12		64
Corporate reorganization costs	-	-		-
Depreciation of property and equipment	181	-		181
Gain on disposal of property and equipment	-	-		-
Amortization of intangible assets	1,032	-		1,032
Finance cost, net of foreign exchange gains (loss)	3	-		3
Loss before income taxes	(1,168)	(12)		(1,180)
Income tax (recovery) expense	-	-		-
Net loss for the period	(1,168)	(12)		(1,180)
Exchange differences on translation of foreign operations	-	-	-	-	-
Net loss and comprehensive loss for the period	$(1,168)	$(12)		$(1,180)
Basic and diluted loss per share	($0.01)	-		($0.01)
Weighted average number of common shares outstanding - basic	84,051,868	-		84,051,868
Weighted average number of common shares outstanding -
diluted	84,051,868	-		84,051,868

WIRELESS MATRIX 2012 ANNUAL REPORT | F-78

Reconciliation of interim consolidated statements of loss and comprehensive loss for the three months ended October 31, 2011

	As reported under		As reported under
	IFRS for the 3 mos.		U.S. GAAP for the
	ended October 31,		3 mos. ended
	2011	Adjustments	October 31, 2011
Service Revenue	$5,977	$-	$5,977
Hardware Revenue	1,656	-	1,656
	7,633	-	7,633
Cost of sales, excluding depreciation and share-based compensation	2,272	-	2,272
General and administrative expenses	4.188	-	4.188
Research and development expenses	422	-	422
Litigation-related expenses and settlements	15	-	15
Stock-based compensation	138	55	193
Corporate reorganization costs	(36)	-	(36)
Depreciation of property and equipment	197	-	197
Gain on disposal of property and equipment	-	-	-
Amortization of intangible assets	717	-	717
Finance cost, net of foreign exchange gains (loss)	(24)	-	(24)
Loss before income taxes	(706)	(55)	(761)
Income tax (recovery) expense	-	-	-
Net loss for the period	(706)	(55)	(761)
Exchange differences on translation of foreign operations	(20)	-	(20)
Net loss and comprehensive loss for the period	$(726)	$(55)	$(781)
Basic and diluted loss per share	($0.01)	-	($0.01)
Weighted average number of common shares outstanding - basic	83,760,075	-	83,760,075
Weighted average number of common shares outstanding -
diluted	83,760,075	-	83,760,075

WIRELESS MATRIX 2012 ANNUAL REPORT | F-79

Reconciliation of interim consolidated statements of loss and comprehensive loss for the six months ended October 31, 2012

	As reported under		As reported under
	IFRS for the 6 mos.		U.S. GAAP for the
	ended October 31,		6 mos. ended
	2012	Adjustments	October 31, 2012
Service Revenue	$12,443	$-	$12,443
Hardware Revenue	2,388	-	2,388 - 2,388
	14,831	-	14,831
Cost of sales, excluding depreciation and share-based compensation	4,553	-	4,553
General and administrative expenses	8,312	-	8,312
Research and development expenses	1,403	-	1,403
Litigation-related expenses and settlements	-	-	-
Stock-based compensation	171	(17)	154
Corporate reorganization costs	(5)	-	(5)
Depreciation of property and equipment	361	-	361
Gain on disposal of property and equipment	-	-	-
Amortization of intangible assets	2,077	-	2,077
Finance cost, net of foreign exchange gains (loss)	(3)	-	(3)
Loss before income taxes	(2,038)	17	(2,021)
Income tax (recovery) expense	4	-	4
Net loss for the period	(2,042)	17	(2,025)
Exchange differences on translation of foreign operations	(6)	-	(6)
Net loss and comprehensive loss for the period	$(2,048)	$17	$(2,031)
Basic and diluted loss per share	($0.01)	-	($0.01)
Weighted average number of common shares outstanding - basic	84,051,868	-	84,051,868
Weighted average number of common shares outstanding -
diluted	84,051,868	-	84,051,868

WIRELESS MATRIX 2012 ANNUAL REPORT | F-80

Reconciliation of interim consolidated statements of loss and comprehensive loss for the six months ended October 31, 2011

	As reported under		As reported under
	IFRS for the 3 mos.		U.S. GAAP for the
	ended October 31,		3 mos. ended
	2011	Adjustments	October 31, 2011
Service Revenue	$11,899	$-	$11,899
Hardware Revenue	3,978	-	3,978
	15,877	-	15,877
Cost of sales, excluding depreciation and share-based compensation	5,788	-	5,788
General and administrative expenses	7,995	-	7,995
Research and development expenses	861	-	861
Litigation-related expenses and settlements	255	-	255
Severance expenses	256	-	256
Stock-based compensation	151	116	267
Corporate reorganization costs	(23)	-	(23)
Depreciation of property and equipment	388	-	388
Gain on disposal of property and equipment	30	-	30
Amortization of intangible assets	1,602	-	1,602
	(730)	(55)	(785)
Finance cost, net of foreign exchange gains (loss)	(26)	-	(26)
Loss before income taxes	(1,400)	(116)	(1,516)
Income tax (recovery) expense	(20)	-	(20)
Net loss for the period	(1,380)	(116)	(1,496)
Exchange differences on translation of foreign operations	(16)	-	(16)
Net loss and comprehensive loss for the period	$(1,396)	$(116)	$(1,512)
Basic and diluted loss per share	($0.02)	-	($0.02)
Weighted average number of common shares outstanding - basic	85,631,877	-	85,631,877
Weighted average number of common shares outstanding -
diluted	85,631,877	-	85,631,877

WIRELESS MATRIX 2012 ANNUAL REPORT | F-81

CalAmp Corp. Common Stock Preferred Stock Warrants Debt Securities PROSPECTUS , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

       The following is a statement of the estimated fees and expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the registrant.

	Amount
SEC registration fee		$10,230.00
Printing expenses	$		(1)
Accounting fees and expenses	$		(1)
Legal fees and expenses	$		(1)
Trustee and Transfer Agent fees	$		(1)
Blue Sky Fees	$		(1)
Miscellaneous	$		(1)

Total	$		(1)
____________________

(1)	Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

       Section 102(b)(7) of the Delaware General Corporation Law, as amended (the “DGCL”), allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) willfully or negligently authorizing the payment of a dividend or approving a stock repurchase or redemption in violation of the DGCL or (d) any transaction from which the director derived an improper personal benefit.

       Article VII of the registrant’s Amended and Restated Certificate of Incorporation and Article VII of its Bylaws provide for the indemnification by the Company of each director, officer and employee of the Company to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended. Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

       In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

       The registrant has entered into indemnification agreements with its directors and officers containing provisions that require the registrant to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors and/or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

       Should Section 2115 of the California Corporations Code apply to the registrant, the registrant’s ability to indemnify its directors, officers, employees and agents pursuant to its Amended and Restated Certificate of Incorporation, Bylaws, Indemnity Agreements or otherwise may be further limited in accordance with the provisions of the California Corporations Code made applicable by Section 2115.

       The registrant maintains an insurance policy that indemnifies directors and officers against certain liabilities under certain circumstances.

Item 16. Exhibits

       See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

       A. The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       (4) For purposes of determining any liability under the Securities Act of 1933 to any purchaser:

       (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

       (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

       (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

       B. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. The undersigned registrant hereby undertakes that:

       (1) For purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oxnard, State of California on February 4, 2013.

CALAMP CORP.

By:	/s/ Richard Vitelle
Richard Vitelle
Vice President & CFO

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date
*	President and Chief Executive Officer;	February 4, 2013
Michael Burdiek	Director (Principal Executive Officer)

/s/ Richard Vitelle	VP Finance, Chief Financial Officer and	February 4, 2013
Richard Vitelle	Treasurer (Principal Financial Officer and
Accounting Officer)

*	Chairman of the Board of Directors	February 4, 2013
Frank Perna, Jr.

*	Director	February 4, 2013
Kimberly Alexy

*	Director	February 4, 2013
Richard Gold

*	Director	February 4, 2013
A.J. Moyer

*	Director	February 4, 2013
Thomas Pardun

*	Director	February 4, 2013
Larry Wolfe

* By:	/s/ Richard Vitelle
Richard Vitelle
Attorney-in-Fact

EXHIBIT INDEX

1.1	*	Form of Underwriting Agreement.

1.2	*	Form of Placement Agent Agreement.

4.1		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2012).

4.2		Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005).

4.3		Specimen of Common Stock Certificate of CalAmp Corp. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-1 Registration Statement dated December 5, 1983).

4.4	*	Form of Certificate of Designations to be used in connection with the issuance of Preferred Stock.

4.5	*	Form of Warrant Agreement.

4.6	*	Form of Debt Security.

4.7	*	Form of Depositary Receipt.

4.8	***	Form of Indenture for Debt.

5.1	***	Opinion of Gibson, Dunn & Crutcher LLP.

12.1	***	Computation of Ratio of Earnings to Fixed Charges.

12.2	*	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Security Dividends.

23.1	***	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2		Consent of SingerLewak LLP.

23.3		Consent of Ernst & Young LLP.

24.1	***	Power of Attorney.

25.1	**	Form T-1 Statement of Eligibility of Trustee under the Indenture for Debt.
____________________

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
***	Previously filed.